HUF 33,700,000,000
                       Dual Currency Bridge Loan Agreement
                                 dated May 1999

                                     between

               HUNGAROTEL TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG
                RABA-COM TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG
             PAPA ES TERSEGE TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG
          KNC KELET-NOGRAD COM TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG
                                  as Borrowers

                                       and

                  POSTABANK ES TAKAREKPENZTAR RESZVENYTARSASAG
                                   as Arranger

                                       and

                  POSTABANK ES TAKAREKPENZTAR RESZVENYTARSASAG
                                as Facility Agent

                                       and

                  POSTABANK ES TAKAREKPENZTAR RESZVENYTARSASAG
                                as Security Agent

                                       and

                           THE FINANCIAL INSTITUTIONS
                      named in this Agreement as the Banks

                                       and

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                         HTCC TANACSADO RESZVENYTARSASAG
                                as Countersignors







                         Ormai es Tarsai Cameron McKenna
                            Citibank Tower, 4th Floor
                                   Bank Center
                                Szabadsag ter 7.
                                 H-1944 Budapest
                                     Hungary
                               Tel: +36 1 302 9302
                               Fax: +36 1 302 9300

                                    CONTENTS
Clause                                                                  Page No.

                     PART 1 - DEFINITIONS AND INTERPRETATION
1.       Definitions and Interpretation                                        2

                              PART 2 - THE FACILITY
2.       The Facility                                                         25
3.       Availability of the Facility                                         25

                                PART 3 - INTEREST
4.       Interest Periods                                                     27
5.       Payment and Calculation of Interest                                  27
6.       Alternative Interest Rates                                           27

                        PART 4 - REPAYMENT AND PREPAYMENT
7.       Repayment                                                            30
8.       Prepayment                                                           30

                        PART 5 - CHANGES IN CIRCUMSTANCES
9.       Taxes                                                                31
10.      Tax Receipts                                                         32
11.      Increased Costs                                                      33

            PART 6 - REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT
12.      Representations                                                      36
13.      Financial Information                                                40
14.      Financial Covenants                                                  42
15.      Covenants                                                            43
16.      Events of Default                                                    49

                     PART 7 - DEFAULT INTEREST AND INDEMNITY
17.      Default Interest and Indemnity                                       54

                                PART 8 - PAYMENTS
18.      Currency of Account and Payment                                      56
19.      Payments                                                             56
20.      Set-Off                                                              58
21.      Sharing                                                              59

                        PART 9 - FEES, COSTS AND EXPENSES
22.      Arrangement Fees                                                     61
23.      Costs and Expenses                                                   61

                           PART 10 - AGENCY PROVISIONS
24.      The Facility Agent, the Security Agent, the Arranger and the Banks   63


                       PART 11 - ASSIGNMENTS AND TRANSFERS
25.      Assignments and Transfers                                            69

                             PART 12 - MISCELLANEOUS
26.      Calculations and Evidence of Debt                                    71
27.      Remedies and Waivers, Partial Invalidity                             72


                                       (i)

28.      Notices                                                              72
29.      Amendments                                                           73

                     PART 13 - LAW, ARBITRATION AND LANGUAGE
30.      Law                                                                  75
31.      Arbitration                                                          75
32.      Language                                                             76


                                  THE SCHEDULES

The First Schedule          :       The Banks                                 77
The Second Schedule         :       Form of Transfer Certificate              78
The Third Schedule          :       The Notice of Drawdown                    81
The Fourth Schedule         :       Conditions Precedent Documents            83





                                      (ii)

THIS DUAL CURRENCY BRIDGE LOAN AGREEMENT (the "Agreement") is made on   May 1999

BETWEEN:

(1)      HUNGAROTEL TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG;

(2)      RABA-COM TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG;

(3)      PAPA ES TERSEGE TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG;

(4)      KNC KELET-NOGRAD COM TAVKOZLESI KONCESSZIOS RESZVENYTARSASAG;

(5)      POSTABANK ES TAKAREKPENZTAR RESZVENYTARSASAG as arranger (the
         "Arranger");

(6) POSTABANK ES TAKAREKPENZTAR RESZVENYTARSASAG as facility agent (the "Facility Agent");

(7) POSTABANK ES TAKAREKPENZTAR RESZVENYTARSASAG as security agent (the "Security Agent ");

(8)      THE BANKS (as defined below);

and countersigned by:

(9)      HUNGARIAN TELEPHONE AND CABLE CORP.; and

(10)     HTCC TANACSADO RESZVENYTARSASAG.


IT IS AGREED as follows:

                     PART 1 - DEFINITIONS AND INTERPRETATION

1.       Definitions and Interpretation

1.1 Definitions In this Agreement the following terms have the meanings given to them in this Clause 1.1.

         "10K Document" means the 10K filing made by Hungarian Telephone and Cable Corp. to the Securities and Exchange Commission of the United States of America in respect of the period ending on 31 December 1998.

         "10Q Document" means any 10Q filing made by Hungarian Telephone and Cable Corp. to the Securities and Exchange Commission of the United States of America in respect of any quarter financial year of Hungarian Telephone and Cable Corp.

         "1996 Credit Facility Agreement" means the HUF equivalent of one hundred and seventy million dollars (U.S.$ 170,000,000) multi-currency credit facility agreement dated 10 October 1996 made between: (1) Postabank es Takarekpenztar Reszvenytarsasag as lender; (2) Hungarotel Tavkozlesi Reszvenytarsasag as borrower; (3) Papa es Tersege Telefon Koncesszios Reszvenytarsasag as borrower; (4) Kelet-Nograd Com. Reszvenytarsasag as borrower; (5) RABA-Com Tavkozlesi es Telekommunikacios Koncesszios Reszvenytarsasag as borrower; (6) HTCC Consulting Reszvenytarsasag as borrower; and (7) Hungarian Telephone and Cable Corp. as guarantor, and this definition shall be deemed to include any and all bilateral loan agreements made under the framework of and pursuant to such multi-currency credit facility agreement.

         "Advance" means, save as otherwise provided in this Agreement, any advance (as from time to time reduced by repayment) made (or deemed to be made) or to be made (or to be deemed to be made) by the Banks to a Borrower under or pursuant to this Agreement.

         "Annual Operating Budget" means, in respect of any person at any time, the annual operating budget of such person at such time, in each case approved in advance in writing by the Facility Agent, acting reasonably.

         "Articles of Association" means the articles of association or the deed of foundation, as applicable, of any person as at the date of this Agreement.

         "Assignment of Contractual Rights No. 1 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as assignor; (2) Postabank es Takarekpenztar
         Reszvenytarsasag as assignee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and
         (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 2 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as assignor; (2) Postabank es Takarekpenztar
         Reszvenytarsasag as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and
         (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 3 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as assignor; (2) Postabank es Takarekpenztar
         Reszvenytarsasag as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 4 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as assignor; (2) Postabank es Takarekpenztar
         Reszvenytarsasag as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights No. 5 Agreement" means the assignment of contractual rights agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as assignor; (2) Postabank es Takarekpenztar Reszvenytarsasag as assignee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Assignment of Contractual Rights Agreements" means, at any time, each of the Assignment of Contractual Rights No. 1 Agreement, the Assignment of Contractual Rights No. 2 Agreement, the Assignment of Contractual Rights No. 3 Agreement, the Assignment of Contractual Rights No. 4 Agreement, the Assignment of Contractual Rights No. 5 Agreement and any other assignment of contractual rights agreement at such time designated as such in writing jointly by the Facility Agent, the Security Agent and any Obligor.

         "Availability Period" means the period commencing on the date of this Agreement and ending on the Termination Date.

         "Available Commitment" means, in relation to a Bank at any time and save as otherwise provided in this Agreement, the amount set opposite its name in the First Schedule (The Banks) less the aggregate amount which it has advanced under this Agreement at such time.

         "Available Facility" means, at any time, the aggregate amount of the Available Commitments at such time.

         "Bank" means any financial institution:

         (a) named in the First Schedule (The Banks) (other than one which has ceased to be a party to this Agreement in accordance with the terms of this Agreement); or

         (b) which has become a party to this Agreement in accordance with the provisions of Clause 25.4 (Assignments by Banks) or Clause
                  25.5 (Transfers by Banks);

         Provided that any transfer made by Postabank es Takarekpenztar Reszvenytarsasag as original Bank under this Agreement shall be made subject to the requirements expressed in Clause 25.3 (Assignments and Transfer by Banks).

         "Bankruptcy Act" means Act IL of 1991 on Bankruptcy, Liquidation and Final Accounting, as amended, of Hungary.

         "Basle Paper" means the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision, as amended in November 1991.

         "Borrowers" means each of Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag and KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag and "Borrower" means any and each of them.

         "Borrowers' Auditors" means, at any time, the auditors of the Borrowers at such time, being, as at the date of this Agreement KPMG Hungaria Konyvvizsgalo Ado- es Kozgazdasagi Tanacsado Kft. or any of Ernst & Young Konyvszakerto Kft., Pricewaterhouse Coopers Konyvvizsgalo es Gazdasagi Tanacsado Kft., Arthur Andersen & Co. Konyvszakerto Ado- es Vezetesi Tanacsado Kft. or such other internationally recognised firm of independent auditors licensed to practice in Hungary, duly appointed by each of the Borrowers to replace such firm and approved in advance in writing by the Facility Agent, such approval not to be unreasonably withheld or delayed.

         "Bridge Loan Agreement" means this Agreement.

         "BUBOR" means:

         (a) the rate per annum which is the offered rate in HUF for the applicable interest period which appears on the Reuters Screen at Page BUBOR= (or such other page as may replace page BUBOR= for the purposes of displaying the Budapest Interbank Offered Rates) at or about 11.00 a.m. Budapest time) or, if such page or such service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying Budapest Interbank Offered Rates for HUF as the Facility Agent, after consultation with the Banks and the Borrowers, shall select; and

         (b) if no quotation for HUF and the relevant period for which interest is to accrue are displayed and the Facility Agent has not selected an alternative service on which two or more such quotations are displayed, "BUBOR" shall mean the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent. (0.0625%)) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in Budapest Interbank Market deposits in HUF and for such period at or about 11.00 a.m. (Budapest time) on the Quotation Date for such period for which interest is to accrue.

         "Business Plan" means, in respect of any person at any time, the business plan of such person at such time.

         "Capital Adequacy Requirement" means a request or requirement relating to the maintenance of capital, including one which makes any change to, or is based on any alteration in, the interpretation of the Basle Paper or which increases the amounts of capital required thereunder, other than a request or requirement made by way of implementation of the Basle Paper in the manner in which it is being implemented at the date of this Agreement.

         "Citizens International Management Services Company" means Citizens International Management Services Company, a company duly incorporated under the laws of State of Delaware, United States of America, whose principal place of business is at 3 High Ridge Park, Stamford, Connecticut, CT06902, United States of America.

         "Citizens Utilities Company" means Citizens Utilities Company, a corporation incorporated under the laws of the State of Delaware, United States of America, whose principal place of business is at 3 High Ridge Park, Stamford, Connecticut, CT06902, United States of America.

         "Civil Code" means Act IV of 1959 on the Civil Code, as amended, of Hungary.

         "Closing Agent" means Postabank es Takarekpenztar Reszvenytarsasag in its capacity as Closing Agent under the Master Closing Agreement.

         "Companies Act" means Act CXLIV of 1997 on Business Associations, as amended, of Hungary.

         "Concession Contract" means, in respect of:

         (i)      Hungarotel  Tavkozlesi   Koncesszios   Reszvenytarsasag,   the
                  concession contract dated 6 May 1994 made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag; and (2) the Ministry, as amended on 16 June 1996;

         (ii) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, the concession contract dated 6 May 1994 made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag; and (2) the Ministry;

         (iii) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, the concession contract dated 6 May 1994 made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag; and (2) the Ministry, as amended on 16 June 1996; and

         (iv) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, the concession contract dated 6 May 1994 made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag; and
                  (2) the Ministry.

         "Constitutional Documents" means, in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, inter alia, such person's articles of association or deed of foundation, as applicable, internal rules of organisation and operation, rules of procedure of board of directors meetings, if applicable, rules of procedure of supervisory board meetings, if applicable, register of quotaholder(s) or shareholder(s), as appropriate, and all similar and/or analogous documents whatsoever).

         "Direct Suretyship No. 1 Agreement" means the direct suretyship agreement dated on or about the date of this Agreement made between:
         (1) Hungarotel  Tavkozlesi  Koncesszios  Reszvenytarsasag as guarantor;
         (2) Postabank es Takarekpenztar Reszvenytarsasag as beneficiary and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Direct Suretyship No. 2 Agreement" means the direct suretyship agreement dated on or about the date of this Agreement and made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as guarantor; (2) Postabank es Takarekpenztar Reszvenytarsasag as beneficiary and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Direct Suretyship No. 3 Agreement" means the direct suretyship agreement dated on or about the date of this Agreement and made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as guarantor; (2) Postabank es Takarekpenztar Reszvenytarsasag as beneficiary and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Direct Suretyship No. 4 Agreement" means the direct suretyship agreement dated on or about the date of this Agreement and made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as guarantor; (2) Postabank es Takarekpenztar Reszvenytarsasag as beneficiary and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Direct Suretyship No. 5 Agreement" means the direct suretyship agreement dated on or about the date of this Agreement made between:
         (1) HTCC Tanacsado Reszvenytarsasag as guarantor; (2) Postabank es Takarekpenztar Reszvenytarsasag as beneficiary and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) RABA-COM Tavkozlesi Koncesszios  Reszvenytarsasag as countersignor;
         (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Direct Suretyship No. 6 Agreement" means the direct suretyship agreement dated on or about the date of this Agreement made between:
         (1) Hungarian Telephone and Cable Corp. as guarantor; (2) Postabank es Takarekpenztar Reszvenytarsasag as beneficiary and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) RABA-COM Tavkozlesi Koncesszios  Reszvenytarsasag as countersignor;
         (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Direct Suretyship Agreements" means, at any time, each of the Direct Suretyship No. 1 Agreement, the Direct Suretyship No. 2 Agreement, the Direct Suretyship No. 3 Agreement, the Direct Suretyship No. 4 Agreement, the Direct Suretyship No. 5 Agreement, the Direct Suretyship No. 6 Agreement and any other direct suretyship agreement at such time designated as such in writing jointly by the Facility Agent and any Obligor.

         "Distribution" means, at any time, any dividend or distribution or other payment whatsoever duly paid by, or on behalf of, any Obligor to or for the benefit of its shareholders excluding for the avoidance of doubt any payments to the former management of Hungarian Telephone and Cable Corp., duly disclosed in the 10K Document.

         "Enforcement of Judicial Decisions Act" means Act LIII of 1994 on the Enforcement of Judicial Decisions, as amended, of Hungary.

         "EURIBOR" means, in relation to any amount to be advanced to, or owing by, any Borrower under this Agreement in euro on which interest for a given period is to accrue:

         (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average rate of the Banking Federation of the European Union for the euro (being currently page 248) for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Facility Agent, after consultation with the Banks and the Borrower, shall select; or

         (b)      if no  quotation  for the  euro  for the  relevant  period  is displayed and the Facility Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the
                  European interbank market deposits in the euro of an equivalent amount and for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date.

         "Event of Default" means any circumstances described as such in Clause 16 (Events of Default).

         "Facility" means the term loan facility granted to the Borrowers in this Agreement.

         "Facility Office" means, in relation to each Finance Party, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select.

         "Fee Letter" means the letter dated on or about the date of this Agreement, from the Arranger to the Borrowers, setting out the upfront fee and the fees, costs and expenses of the Arranger to be duly reimbursed or discharged, as appropriate, by the Borrower from the first Advance(s) made under this Agreement and in any event no later than the earlier of the Closing (as defined in the Master Close Agreement) and three (3) days after the date of this Agreement.

         "Final Maturity Date" means the date twelve (12) months after the date of this Agreement.

         "Finance Documents" means, at any time, each of this Agreement, the Deferral Agreement, the Fee Letter, the Letter of Borrowings and Encumbrances, the Master Closing Agreement, the Security Agreements, the Securities Purchase Agreement, the Warrant Agreement and any other document, notice, instrument or agreement entered into or delivered pursuant to any of the foregoing and each and every other document detailed in the Fourth Schedule (Conditions Precedent Documents) and any other document, notice, instrument or agreement at such time designated as such in writing jointly by the Facility Agent and any Obligor, and "Finance Document" shall mean any or each such document, notice, instrument or agreement.

         "Finance Parties" means each of the Arranger, the Facility Agent, the Security Agent and each Bank and "Finance Party" shall mean any or each of them.

         "Financial Indebtedness" means any indebtedness for or in respect of:

         (a)      any documentary credit facility;

         (b) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, or option transaction or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time);

         (c) any guarantee, indemnity, bond, standby letter of credit or any other instrument issued in connection with the performance of any contract or other obligation;

         (d)      monies borrowed;

         (e) any amount raised by acceptance under any acceptance credit facility;

         (f) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (g) any amount raised pursuant to any issue of shares which are expressed to be redeemable;

         (h) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP and/or IAS and/or HAS, as consistently applied in the relevant jurisdiction, be treated as a finance or capital lease;

         (i) the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

         (j) receivables, sold or discounted (other than on a non-recourse basis);

         (k) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

         (l) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

         (m) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (d) to (l) above.

         "Fixed Charge No. 1 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge No. 2 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge No. 3 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge No. 4 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor;
         (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge No. 5 Agreement" means the fixed charge agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar
         Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and
         (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Fixed Charge Agreements" means, at any time, each of the Fixed Charge No. 1 Agreement, the Fixed Charge No. 2 Agreement, the Fixed Charge No. 3 Agreement, the Fixed Charge No. 4 Agreement, the Fixed Charge No. 5 Agreement and any other fixed charge agreement at such time designated as such in writing jointly by the Facility Agent and any Obligor.

         "Floating Charge No. 1 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge No. 2 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge No. 3 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge No. 4 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor;
         (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge No. 5 Agreement" means the floating charge agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and
         (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Floating Charge Agreements" means, at any time, each of the Floating Charge No. 1 Agreement, the Floating Charge No. 2 Agreement, the Floating Charge No. 3 Agreement, the Floating Charge No. 4 Agreement, the Floating Charge No. 5 Agreement and any other floating charge agreement designated at such time as such in writing jointly by the Facility Agent and any Obligor.

         "Foreign Exchange Act" means Act XCV of 1995 on Foreign Exchange, as amended, of Hungary.

         "Good Industry Practice" means the exercise of that degree of skill, diligence, prudence, foresight and operating practice which would reasonably and ordinarily be expected from a skilled and experienced international operator engaged in the same type of undertaking as the Group.

         "Government  Decree"  means   government   decree   number  7  of  1997
         (I.22.)  issued by the Hungarian Government pursuant to the Civil Code.

         "Group" means, at any time, each  of  Hungarian   Telephone  and  Cable
         Corp.  and  its subsidiaries at such time.

         "Guarantors"  means  each  of  Hungarian   Telephone  and  Cable  Corp.
         and HTCC Tanacsado Reszvenytarsasag and "Guarantor" means each and any of them.

         "HTCC Tanacsado Reszvenytarsasag" means HTCC Tanacsado Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Kiralyhago utca 2, H-1126 Budapest, Hungary and registered at the Metropolitan Court of Registration with registration number 01-10-042606.

         "Hungarian Telephone and Cable Corp." means Hungarian Telephone and Cable Corp., a company registered under the laws of the State of Delaware, United States of America and whose registered office is at 90 West Street, New York NY10006, United States of America, with the seat of the company being 100 First Stamford Place Suite, 204 Stamford, CT06902, Connecticut, United States of America.

         "Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag" means Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Kiralyhago utca 2, H-1126 Budapest, Hungary and registered at the Metropolitan Court of Registration with registration number 01-10-043040.

         "Hungary" means the Republic of Hungary.

         "Income" means, in respect of any person at any time, the entire income of and all cash and/or money and/or money equivalent receivables whatsoever and howsoever arising of such person at such time.

         "Income Accounts" means the bank accounts of the Obligors opened and maintained with the Facility Agent, being, as at the date of this Agreement, in respect of:

         (i)      Hungarotel    Tavkozlesi     Koncesszios     Reszvenytarsasag,
                  account number 11991102-02177508 and any sub-accounts of such account;

         (ii)     RABA-COM  Tavkozlesi  Koncesszios  Reszvenytarsasag,   account
                  number 11991102-02177498 and any sub-accounts of such account;

         (iii)    Papa  es  Tersege  Tavkozlesi  Koncesszios   Reszvenytarsasag,
                  account number 11991102-02177481 and any sub-accounts of such account;

         (iv) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, account number 11991102-02177522 and any sub-accounts of such account; and

         (v)      HTCC     Tanacsado     Reszvenytarsasag,     account    number
                  11991102-02177515 and any sub-accounts of such account,

         and/or any other account(s) and/or branch(es) as the Facility Agent may reasonably require.

         "Instructing Group" means:

         (a) before any Advance has been made under this Agreement, a Bank or group of Banks whose Available Commitments amount in aggregate to more than sixty six and two-thirds per cent. (662/3 %) of the Available Facility; and

         (b) thereafter, a Bank or group of Banks to whom in aggregate more than sixty six and two-thirds per cent. (662/3 %) of the Loan is (or, immediately prior to its repayment, was then) owed.

         "Interest Period" means, save as otherwise provided in this Agreement, any of those periods mentioned in Clause 4.1 (Interest Periods).

         "IO Fund" means the Danish Investment Fund of Central and Eastern Europe an entity organised under the laws of Denmark.

         "KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag" means KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Dozsa Gy. utca 15., H-3162 Sagujfalu, Hungary and registered at the Nograd County Court of Registration with registration number 12-10-001503.

         "Letter of Borrowings and Encumbrances" means the letter dated on or about the date of this Agreement, addressed to the Facility Agent and signed by each of Hungarian Telephone and Cable Corp., HTCC Tanacsado Reszvenytarsasag, Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag and KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag setting out, in reasonable detail, particulars of: (i) all of their respective indebtedness, (whether incurred as principal or surety), whether present or future, actual or contingent; (ii) all encumbrances (if any), whether present or future, actual or contingent, over any of their respective assets (other than Permitted Encumbrances); and (iii) if not already provided for in the Master Closing Agreement, an explanation as to how such indebtedness and encumbrances will be repaid, eliminated, discharged, released, replaced and/or consolidated, as applicable, on the basis agreed in advance in writing prior to the date of this Agreement by each member of the Group and the Facility Agent.

         "Letters of Intent" means each of the Letters of Intent provided to Hungarian Telephone and Cable Corp. by each of three (3) international prime banks (or by their Hungarian subsidiaries), in each case, confirm their strong interest in refinancing, or arranging the refinancing of, the amounts outstanding under this Agreement.

         "LIBOR" means, in relation to any amount denominated in any currency other than HUF or euro owed by the Borrower under this Agreement on which interest for a given period is to accrue, the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent. (0.0625%)) of the offered quotations which appear on the relevant page (as defined in Clause 1.6 (Screen Rates)) for such period for which interest is to accrue at or about 11.00 a.m. (London time) on the Quotation Date for such period.

         "Loan" means, at any time, the aggregate principal amount for the time being outstanding under this Agreement, at such time, expressed in HUF, and where an Advance is denominated in the Optional Currency, the HUF equivalent of the amount of such Advance is to be determined by reference to the date on which such Advance was first drawn down.

         "Margin" means:

         (i) for the period commencing on the date of this Agreement and ending on (and including) 30 September 1999, two point two-five per cent. (2.25%);

         (ii) for the period commencing 1 October 1999 and ending on (and including) 31 December 1999, three point two-five per cent. (3.25%); and

         (iii) for the period commencing 1 January 2000 and ending on (and including) the Final Maturity Date, four point two-five per cent. (4.25%).

         "Master Closing Agreement" means the master closing agreement dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp.; (2) HTCC Tanacsado Reszvenytarsasag; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag; (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag; (7) Postabank es Takarekpenztar
         Reszvenytarsasag as Arranger; (8) Postabank es Takarekpenztar Reszvenytarsasag as Facility Agent; (9) Postabank es Takarekpenztar
         Reszvenytarsasag as Security Agent; (10) Postabank es Takarekpenztar Reszvenytarsasag as Bank; and (11) Postabank es Takarekpenztar Reszvenytarsasag as Closing Agent.

         "Minister" means, at any time, the Minister appointed at such time to head the Ministry.

         "Ministry" means the Ministry of Transport, Communication and Water Management of Hungary.

         "Mortgage No. 1 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as mortgagor; (2) Postabank es Takarekpenztar Reszvenytarsasag as mortgagee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd
         COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage No. 2 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as mortgagor; (2) Postabank es Takarekpenztar Reszvenytarsasag as mortgagee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage No. 3 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as mortgagor; (2) Postabank es Takarekpenztar Reszvenytarsasag as mortgagee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage No. 4 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as mortgagor; (2) Postabank es Takarekpenztar Reszvenytarsasag as mortgagee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage No. 5 Agreement" means the mortgage agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado
         Reszvenytarsasag as mortgagor; (2) Postabank es Takarekpenztar Reszvenytarsasag as mortgagee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and
         (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Mortgage Agreements" means, at any time, each of the Mortgage No. 1 Agreement, the Mortgage No. 2 Agreement, the Mortgage No. 3 Agreement, the Mortgage No. 4 Agreement, the Mortgage No. 5 Agreement and any other mortgage agreement at such time designated as such in writing jointly by the Facility Agent and any Obligor.

         "NBH" means the National Bank of Hungary.

         "NBH Permission" means the permission of the NBH issued to Postabank es Takarekpenztar Reszvenytarsasag to acquire the Warrants pursuant to the Securities Purchase Agreement.

         "Notaries Public Act" means Act XLI of 1991 on Notaries Public, as amended, of Hungary.

         "Notary Public" means a notary public of Hungary, duly operating under the Notaries Public Act who, amongst other matters, is entitled to notarise and enter details of applicable collateral securities into the Register of Pledges.

         "Note" means any note dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp. as issuer; and (2) Postabank es Takarekpenztar Reszvenytarsasag as purchaser.

         "Notice of Drawdown" means the notice of drawdown substantially in the form set out in the Third Schedule (Notice of Drawdown).

         "Obligors" means each of the Borrowers and each member of the Group and "Obligor" shall mean any or each of them.

         "Optional Currency" means euro.

         "Original Financial Statements" means, in respect of:

         (i)      Hungarotel  Tavkozlesi   Koncesszios   Reszvenytarsasag,   its
                  financial statements for its financial year ended 31 December 1998 audited by the Borrowers' Auditors;

         (ii)     RABA-COM   Tavkozlesi   Koncesszios   Reszvenytarsasag,    its
                  financial statements for its financial year ended 31 December 1998 audited by the Borrowers' Auditors;

         (iii) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Borrowers' Auditors;

         (iv) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Borrowers' Auditors;

         (v)      Hungarian Telephone and Cable Corp., the 10K Document; and

         (vi) HTCC Tanacsado Reszvenytarsasag, its financial statements for its financial year ended 31 December 1998 audited by the Borrowers' Auditors.

         "Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag" means Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Major utca 2., H-8500 Papa, Hungary and registered at the Veszprem County Court of Registration with registration number 19-10-500090.

         "Permitted Disposal" means any sale, lease, transfer or other disposal of, by one or more transactions or series of transactions (whether related or not), by any person of any of its revenues and/or assets which is made by such person:

         (a)      in the ordinary course of such person's business;

         (b)      on an arm's length and open market basis;

         (c) in respect of assets duly certified by such person in writing in advance as being redundant and/or obsolete; and

         (d) which when aggregated with all other such disposals made by any member of the Group (and not already falling within the scope of paragraphs (a) to (c) above do not exceed an amount equivalent to three hundred million Forints (HUF 300,000,000).

         "Permitted Distribution" means

         (i) any Distribution made by any Borrower to Citizens International Management Services Company which when aggregated with all other such Distributions do not, in any twelve (12) month period, exceed an amount equivalent to one hundred and five thousand dollars (U.S.$ 105,000); and

         (ii) for the avoidance of doubt, any payment duly made to the former management of Hungarian Telephone and Cable Corp. which has been duly disclosed and provided for in the 10K Document.

         "Permitted Encumbrance" means:

         (i) any encumbrance disclosed and/or provided for in the Letter of Borrowings and Encumbrances;

         (ii) any encumbrance in respect of any assets of any Obligor arising by mandatory operation of laws and regulations of Hungary;

         (iii) any encumbrance in respect of any assets of any Borrower arising in the ordinary course of business of such Borrower and not by reason of default which when aggregated with all other such encumbrances does not exceed an amount equivalent to five hundred million forints (HUF 500,000,000);

         (iv) any title retention or similar arrangement created under or pursuant to any contract for the purchase of goods by any Borrower in the ordinary course of its business; and

         (v)    any encumbrance approved in advance  in writing by the  Facility
                Agent.

         "Pledge Over Bank Accounts No. 1 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 2 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 3 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 4 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar
         Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts No. 5 Agreement" means the pledge over bank accounts agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as pledgor; (2) Postabank es Takarekpenztar Reszvenytarsasag as pledgee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor;
         (4) RABA-COM Tavkozlesi Koncesszios  Reszvenytarsasag as countersignor;
         (5) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Pledge Over Bank Accounts Agreements" means, at any time, each of the Pledge Over Bank Accounts No. 1 Agreement, the Pledge Over Bank
         Accounts No. 2 Agreement, the Pledge Over Bank Accounts No. 3 Agreement, the Pledge Over Bank Accounts No. 4 Agreement, the Pledge Over Bank Accounts No. 5 Agreement and any other pledge over bank accounts agreement at such time designated as such in writing jointly by the Facility Agent and any Obligor.

         "Potential Event of Default" means any event which would become (with the passage of time, the giving of notice, the making of any determination under this Agreement or any combination thereof) an Event of Default.

         "Qualifying Bank" means any bank or financial institution which:

         (a) is resident pursuant to the terms of the relevant double tax treaty in a state which has concluded a double tax treaty with Hungary in force at the date of this Agreement (or in relation to a Bank which becomes a party to this Agreement at any time after the date of this Agreement, in force at the time that Bank becomes a party to this Agreement) which provides that interest arising in Hungary which is paid to a resident of the other contracting state shall be taxable only in that other state; or

         (b) is resident in Hungary for tax purposes under applicable laws and regulations of Hungary.

         "Quotation Date" means, in relation to any period for which an interest rate is to be determined under this Agreement:

         (a) in respect of an amount denominated in the Optional Currency, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the Optional Currency; and

         (b) in respect of an amount denominated in HUF, the day on which quotations would ordinarily be given by prime banks in the Budapest Interbank Market for deposits in HUF;

         in each case for delivery on the first day of that period for which interest is to accrue Provided that, if, for any such period for which interest is to accrue, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

         "RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag" means RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag, a company duly incorporated under the laws of Hungary, with its registered office at Ady Endre utca 1., H-9600 Sarvar, Hungary and registered at the Vas County Court of Registration with registration number 18-10-100512.

         "Reference Banks" means, in the case of an amount denominated in: (i) the Optional Currency, the principal London offices of ABN AMRO Bank N.V., Citibank N.A. and ING Bank N.V.; or (ii) in the case of an amount denominated in HUF the principal Budapest offices of ABN AMRO (Magyar) Bank Rt., Citibank Rt. and Orszagos Takarekpenztar es Kereskedelmi Bank Rt. or such other bank or banks as may from time to time be agreed between the Borrowers and the Facility Agent, such agreement not to be unreasonably withheld or delayed.

         "Register of Pledges" means the register of pledges maintained by the Hungarian National Chamber of Notaries Public, as provided for by the Government Decree.

         "Security Agreements" means, at any time, each of the Assignment of Contractual Rights Agreements, the Direct Suretyship Agreements, the Fixed Charge Agreements, the Floating Charge Agreements, the Mortgage Agreements, the Pledge Over Bank Accounts Agreements, the Share Deposit Agreements, the Sponsors' Support Agreement and any other document at such time designated as such in writing jointly by the Facility Agent and any Obligor.

         "Securities Purchase Agreement" means the securities purchase agreement dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp.; and (2) Postabank es Takarekpenztar Reszvenytarsasag.

         "Share Deposit No. 1 Agreement" means the share deposit agreement dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp. as depositor; (2) Postabank es Takarekpenztar Reszvenytarsasag as depositee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (6) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (7) HTCC Tanacsado Reszvenytarsasag as countersignor.

         "Share Deposit No. 2 Agreement" means the share deposit agreement dated on or about the date of this Agreement made between: (1) HTCC Tanacsado Reszvenytarsasag as depositor; (2) Postabank es Takarekpenztar Reszvenytarsasag as depositee and Security Agent; (3) Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (4) RABA-COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; (5) KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag as countersignor; and (6) Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag as countersignor.

         "Share  Deposit  Agreements"  means  each of the  Share  Deposit  No. 1
         Agreement, the Share Deposit No. 2 Agreement and any other share deposit agreement designated as such in writing jointly by the Facility Agent and any Obligor.

         "Sponsors" means each of Hungarian Telephone and Cable Corp., HTCC Tanacsado Reszvenytarsasag and Tele Danmark and "Sponsor" means any and each of them.

         "Sponsors' Support Agreement" means each of the sponsors' support agreement dated on or about the date of this Agreement made between:
         (1) Hungarian Telephone and Cable Corp.; (2) HTCC Tanacsado Reszvenytarsasag; and (3) Postabank es Takarekpenztar Reszvenytarsasag as beneficiary and Security Agent and the sponsor's support letter dated on or about the date of this Agreement by Tele Danmark to Postabank es Takarekpenztar Reszvenytarsasag.

         "Tele Danmark" means Tele Danmark, a corporation duly incorporated under the laws of Denmark, whose principal place of business is at Kannikegade 16, DK 8000, Arhus-C, Denmark.

         "Termination Date" means the earlier of the day which is five (5) days after the date of this Agreement and the first business day on which the Available Commitment of each of the Banks is zero (0).

         "Transfer Certificate" means a certificate substantially in the form set out in the Second Schedule (Form of Transfer Certificate) signed by a Bank and a Transferee whereby:

         (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under this Agreement as contemplated in Clause 25.3 (Assignments and Transfers by Banks); and

         (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 25.5 (Transfers by Banks).

         "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate.

         "Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations under this Agreement.

         "US Auditors" means, at any time, the auditors of Hungarian Telephone and Cable Corp. at such time, being, as at the date of this Agreement, KPMG LLP or any firm associated with the Borrowers' Auditors at such time or such other internationally recognised firm of independent auditors licensed to practice in the United States of America, duly appointed by Hungarian Telephone and Cable Corp. to replace such firm and approved in advance in writing by the Facility Agent, acting reasonably.

         "Warrants" means each warrant dated on or about the date of this Agreement made between: (1) Hungarian Telephone and Cable Corp.; and
         (2) Postabank es Takarekpenztar Reszvenytarsasag, issued pursuant to the Securities Purchase Agreement.

1.2      Interpretation

         Any reference in this Agreement to:

         an "affiliate" shall be construed as a reference to a subsidiary or a holding company of a person and any other subsidiary of that holding company;

         the "Arranger", the "Facility Agent", the "Security Agent", any "Bank", any "Finance Party", the "Finance Parties", "Citizens Utilities Company", "Tele Danmark", "IO Fund", "Beneficiary" or to any "Sponsor" shall be construed so as to include its (and any participant's) and any subsequent successors, Transferees, transferees, assigns and/or replacements in accordance with their respective interests;

         "assets" shall be construed so as to include properties, revenues and rights of every description;

         an   "authorisation"   shall  be   construed   so  as  to   include  an
         authorisation,   consent,  approval,   permit,   resolution,   licence,
         exemption, filing, registration, notarisation and similar proceeding;

         a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which: (i) banks generally are open for banking business in Budapest and London; and (ii) if such reference relates to a date for the payment or purchase of any sum denominated in the Optional Currency, a day on which TARGET is open and fully operational;

         an "encumbrance" shall be construed as a reference to: (a) a mortgage, charge, pledge, lien or other encumbrance or security interest whatsoever securing any obligation of any person; (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person or (c) any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect;

         the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the arithmetic mean of the spot rates of exchange quoted by the Reference Banks in Budapest to the Facility Agent at or about 9.15 a.m. (Budapest time) on such date for the purchase of the first currency with the second currency;

         "HAS" shall be construed as a reference to accounting principles, standards and practices generally accepted and implemented in Hungary from time to time, as determined by the Auditors (acting as experts, not as arbitrators);

         a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

         "IAS" shall be construed as a reference to international accounting standards issued by the International Accounting Standards Committee from time to time as such international accounting standards are accepted and implemented in Hungary from time to time, as determined by the Auditors (acting as experts, not as arbitrators);

         "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

         "laws and regulations of Hungary" mean laws and regulations adopted in accordance with Act XI of 1987 on law making, as amended, of Hungary;

         a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

         a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

         "repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

         a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

         (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

         (b)      more  than  half  the  issued   share   capital  of  which  is
                  beneficially   owned,   directly   or   indirectly,   by   the
                  first-mentioned company or corporation; or

         (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to direct and/or control the composition of its board of directors or equivalent body;

         "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

         "US GAAP" shall be construed as a reference to the general accounting principles generally accepted in the United States of America from time to time;

         "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

         the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of bankruptcy, liquidation, final accounting, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 Currency Symbols "HUF" "Forint" "Ft", "Ft." and "forint" denote lawful currency of Hungary and "Euros", "Euro", "euros", "euro" and "EUR" have the meaning provided for in Clause 1.8 (The Euro).

1.4      Agreements and Laws and Regulations Any reference in this Agreement to:

         (a) this Agreement or any other agreement or document shall, in the absence of express wording to the contrary, be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be amended, varied, notated or supplemented; and

         (b) a statute, law, regulation or treaty shall, in the absence of express wording to the contrary, be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute or law, re-enacted.

1.5 Headings Clause, Part and Schedule headings are for ease of reference only.

1.6      Screen Rates  For the purposes of the definition of "LIBOR":

         (a) "relevant page" means the relevant Telerate Page of the Telerate Service which displays a British Bankers Association Interest Settlement Rate for the relevant currency or, if such page or such service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying London Interbank Offered Rates for such currency as the Facility Agent, after consultation with the Banks and the Borrowers, shall select; and

         (b) if no quotation for such currency and the relevant period for which interest is to accrue are displayed and the Facility
                  Agent has not selected an alternative service on which two or more such quotations are displayed, "LIBOR" shall mean the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent. (0.0625%)) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in such currency and for such period at or about
                  11.00 a.m. (London time) on the Quotation Date for such period for which interest is to accrue.

1.7 Singular and Plural In this Agreement, words imparting the singular shall be deemed to include the plural and vice versa.

1.8      The Euro  For the purposes of this Agreement:

         "EMU" means European Economic and Monetary Union as contemplated by the Treaty;

         "EMU Legislation" means the legislative measures of the Council of European Union for the introduction of, changeover to, or operation of, a single European currency (whether or not known as the euro), being in part the implementation of the third stage of EMU;

         "Euro", "Euros", "euros", "euro" and "EUR" means the single currency of Participating Members States introduced on 1st January 1999;

         "euro unit" means currency unit of the euro as defined in EMU Legislation and "euro" means any of the foregoing;

         "Participating Member State" means a member state of the European Union that adopts a single currency in accordance with the Treaty; and

         "TARGET" means the Trans-European Automated Real-time Gross settlement Express Transfer, being the settlement system for the euro.

         "Treaty" means the Treaty establishing the European Community being the Treaty of Rome of 25th March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7th February 1992 and came into force on 1st November 1993), as further amended from time to time.

                                        PART 2 - THE FACILITY

2.       The Facility

2.1 Grant of the Facility The Banks grant to the Borrowers, upon the terms and subject to the conditions of this Agreement, a bridge loan facility in an aggregate amount of the equivalent of HUF thirty three billion seven hundred million forints (HUF 33,700,000,000).

2.2 Purpose and Application The Facility is intended to be applied, inter alia, towards the refinancing of existing indebtedness of various members of the Group and the payment of the fees provided for in the Fee Letter and, accordingly, the Borrowers shall apply all amounts raised by them under this Agreement in or towards satisfaction of such purpose Provided that amounts drawn down under this Agreement shall be held by the Closing Agent subject to the terms and conditions of the Master Closing Agreement Provided Further that none of the Finance Parties nor any of them shall be obliged to concern themselves with such application, other than as required by mandatory laws and regulations of Hungary.

2.3 Conditions Precedent Documents Save as the Banks may otherwise agree, the Borrower may not deliver the Notice of Drawdown under this Agreement unless the Facility Agent has confirmed to each of the Borrowers and the Banks that it has received all of the documents listed in the Fourth Schedule (Conditions Precedent Documents) and that each is, in form and substance, satisfactory to the Facility Agent.

2.4      Banks'  Obligations  Several  The  obligations  of each Bank under this
         Agreement are several and the failure by a Bank to perform its obligations under this Agreement shall not affect the obligations of the Borrower towards any other party to this Agreement nor shall any other party be liable for the failure by such Bank to perform its obligations under this Agreement.

2.5 Banks Rights Several The rights of each Bank under this Agreement are several. Any amount(s) owed to a Bank under this Agreement shall constitute several and independent obligations of the Borrower and such Bank may enforce its rights arising under this Agreement without the prior consent or approval of any other person.

2.6 Communications Through the Facility Agent The Facility Agent will act as facility agent with the intent of administering the Facility and centralising all communications between the Borrowers and the Finance Parties and such communications will normally only be made through the Facility Agent and all communications from any of the Finance Parties to the Borrower will also only normally be made through the Facility
         Agent Provided that an Instructing Group may in exceptional circumstances be entitled to communicate directly with the Borrower.

3.       Availability of the Facility

3.1 Drawdown Conditions The Advances will be made by the Banks to the Borrowers if:

         (a) not more than three (3) nor less than one (1) business days before the proposed date for the making of such Advances, the Facility Agent has received from the Borrowers the Notice of Drawdown in respect of such Advances, receipt of which shall irrevocably oblige the Borrowers to borrow the amounts requested in such Notice of Drawdown on the date stated in such Notice of Drawdown upon the terms and subject to the conditions contained in this Agreement;

         (b) the proposed date for the making of such Advances is a business day which is or which precedes the Termination Date;

         (c) the proposed amount and currency of each of such Advances is in accordance with the amounts and currencies set out in the Notice of Drawdown and in aggregate do not exceed the amount of the Available Facility;

         (d) the interest rate applicable to any such Advances during its first Interest Period would not fall to be determined pursuant to Clause 6.1 (Market Disruption); and

         (e) (i) no Event of Default or Potential Event of Default has occurred and is continuing unremedied and unwaived; and (ii) the representations set out in Clause 12 (Representations) are true on and as of the proposed date for the making of such Advances.

3.2 Each Bank's Participation Each Bank will participate through its Facility Office in each Advance made pursuant to Clause 3.1 (Drawdown Conditions): (i) prior to the making of the Advances, in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance; (ii) thereafter, in equal proportions, as provided for in the relevant Transfer Certificate to which such Bank is a party as Transferee.

3.3 Automatic Cancellation of Available Commitments Any amount of the Available Facility undrawn at the end of the Availability Period shall be automatically cancelled and the Available Commitment of each Bank at such time shall be reduced to zero (0).

                                          PART 3 - INTEREST

4.       Interest Periods

4.1 Interest Periods The period for which each Advance is outstanding shall be divided into successive periods each of which (other than the first) shall start on the last day of the preceding such period.

4.2 Duration The duration of each Interest Period shall, save as otherwise provided in this Agreement, be one (1), three (3) months or six (6) months duration, in each case as the Borrowers (acting together) may, by not less than five (5) business days' prior written notice to the Facility Agent, select Provided that:

         (a) the duration of the first interest period in respect of the Advances made under this Agreement shall be such that it ends on the date six (6) months after the date of this Agreement;

         (b) where any interest period would otherwise extend beyond the Final Maturity Date, it shall be of such duration that it shall end on the Final Maturity Date; and

         (c) if the Borrowers fail to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to paragraphs (a) and (b) below, be three (3) months.

5.       Payment and Calculation of Interest

5.1 Payment of Interest On the last day of each Interest Period, each Borrower shall pay accrued interest on the Advances made to it to which such Interest Period relates.

5.2 Calculation of Interest The rate of interest applicable to each Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Margin and, if the Advance is denominated in: (i) HUF, BUBOR; (ii) the Optional Currency, LIBOR; or (iii) in the case of a currency other than HUF or euro, EURIBOR, in each case on the Quotation Date therefor.

6.       Alternative Interest Rates

6.1      Market Disruption If, in relation to any Advance:

         (a) denominated in the Optional Currency and any Interest Period relating thereto:

                  (i) LIBOR is to be calculated in accordance with paragraph (b) of Clause 1.6 (Screen Rates) and the Facility Agent determines that at or about 11.00 a.m. (London time) on the Quotation Date for such Interest Period only one or none of the Reference Banks was offering to prime banks in the London Interbank Market deposits in the Optional Currency for the proposed duration of such Interest Period; or

                  (ii) before the close of business in London on the Quotation Date for such Interest Period in respect of such Advance, the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. (35%) or more of the

                           Advance is (or, if the Advance is undrawn Advance, if the Advance were then made, would be) owed that the rate at which such deposits were being so offered does not accurately reflect the cost to it of obtaining such deposits; or

         (b)      denominated in HUF:

                  (i) BUBOR is to be calculated in accordance with paragraph (b) of the definition thereof set out in Clause 1.1 (Definitions) and the Facility Agent determines that at or about 11.00 a.m. (Budapest time) on the Quotation Date for such Interest Period only one or none of the Reference Banks was offering to prime banks in the Budapest Interbank Market deposits in HUF for the proposed duration of such Interest Period; or

                  (ii) before the close of business in Budapest on the Quotation Date for such Interest Period in respect of such Advance, the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. (35%) or more of the Advance is (or, if the Advance is undrawn Advance, if the Advance were then made, would be) owed that the rate at which such deposits were being so offered does not accurately reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 4 (Interest Periods) and Clause 5 (Payment and Calculation of Interest):

         (1) the duration of that Interest Period shall be one (1) month or, if less, such that it shall end on the Final Maturity Date; and

         (2) if either paragraph (a) or (b) above applies, the rate of interest, in the case a paragraph (a) above, applicable to the Advance and in the case of paragraph (b) above, that portion of the Advance owed to those Banks which have given notice to the Facility Agent in accordance with paragraph (b) above, from time to time during such Interest Period shall be the rate per annum which is the sum of the Margin and the rate per annum determined by the Facility Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent. (0.0625%)) of the rates notified by each Bank to the Facility Agent as soon as practicable, but in any event before the last day of such Interest Period to be those which express as a percentage rate per annum the cost to each Bank of funding from whatever sources it may reasonably select its portion of the Advance during such Interest Period.

6.2 Substitute Basis or Repayment If: (i) either of those events mentioned at paragraphs (a) and (b) in Clause 6.1 (Market Disruption) occurs in relation to any Advance(s) and an Interest Period during which such
         Advance is (or was) to be outstanding; or (ii) in the case of an Advance denominated in the Optional Currency, by reason of circumstances affecting the London Interbank Market during any period of three (3) consecutive business days none of the Reference Banks offers deposits in the Optional Currency to prime banks in the London Interbank Market; or (iii) in the case of an Advance denominated in HUF, by reason of circumstances affecting the Budapest Interbank Market during any period of three (3) consecutive business days none of the Reference Banks offers deposits in HUF to prime banks in the Budapest Interbank Market, then:

         (a) the Facility Agent shall as quickly as practicable notify the Borrowers and the Banks of such event;

         (b) if the Facility Agent so requires, within five (5) days of such notification, the Facility Agent and the Borrowers shall enter into negotiations with a view to agreeing a substitute basis: (i) for determining the rates of interest from time to time applicable to such Advance; and/or (ii) upon which such Advance may be maintained thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party to this Agreement Provided that the Facility Agent may not agree any such substitute basis without the prior consent of each Bank; and

         (c) if the Facility Agent has required the Borrowers to enter into such negotiations and within thirty (30) days the parties have been unable to agree a substitute basis, the Facility Agent may declare (any such declaration to be binding on the relevant Borrower) that such Advance shall become due and payable on the last day of its then current Interest Period unless by then a substitute basis has been agreed in relation thereto.

                                  PART 4 - REPAYMENT AND PREPAYMENT

7.       Repayment

         Each Borrower shall repay its portion of the Loan outstanding as at the Final Maturity Date in full on the Final Maturity Date.

8.       Prepayment

8.1 Prepayment A Borrower may, if it has given to the Facility Agent not less than ten (10) business days' prior written notice to that effect, prepay the whole of an Advance or any part of an Advance made to it (being an amount such that the amount of such Advance will be reduced by an amount or integral multiple of or equivalent to two hundred million Forints (HUF 200,000,000), on the last day of any Interest Period relating to that Advance.

8.2 Notice of Prepayment Any notice of prepayment given by a Borrower pursuant to Clause 8.1 (Prepayment) shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige such Borrower to make such prepayment on such date.

8.3 Repayment of a Bank's Share of the Loan If any Bank claims indemnification from a Borrower under Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs) or if paragraph (a) (ii) or (b) (ii) of Clause 6.1 (Market Disruption) applies to one or more but not all Banks and within thirty (30) days thereafter the Facility Agent receives from a Borrower at least ten (10) business days' prior written notice (which notice shall be irrevocable) of a Borrower's intention to repay such Bank's share of the Loan, such Borrower shall, on either the last day of the then current Interest Period or on such other day agreed in advance with the Facility Agent (acting in consultation with the relevant Bank(s) and subject to the provisions of this Agreement, including, inter alia, Clause 17.4 (Broken Periods)), repay such Bank's portion of the Loan.

8.4 Mandatory Prepayment If any Borrower incurs any further Financial Indebtedness whatsoever which is not expressly permitted and provided for in any Finance Document to which it is a party prior to the Final Maturity Date, such Borrower shall immediately apply all amount(s) arising from such Financial Indebtedness towards the repayment of any Advance(s) then made to such Borrower, with any excess amount to be applied towards the repayment of any other Advance(s) then made to any other Borrower as the Facility Agent shall require and direct.

8.5 No Other Repayments and no Reborrowing The Borrower shall only repay all or any part of the Loan at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid or prepaid.

                        PART 5 - CHANGES IN CIRCUMSTANCES

9.       Taxes

9.1 Tax Gross-up All payments to be made by a Borrower to any person under this Agreement shall be made free and clear of and without deduction for or on account of tax unless such Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made Provided that such Borrower shall not be obliged to pay any additional amount under this Clause 9.1 to any Bank to the extent that such additional amount would not have been payable but for the relevant Bank either not being or having ceased to be a Qualifying Bank otherwise than as a result of any change in, or in the interpretation or application of, any relevant law, directive, treaty (including any applicable double taxation treaty) or regulation or practice of any relevant taxing authority Provided Further that such Borrower's obligations contained in this Clause 9.1 shall not extend to include tax, imposed by any taxing authority in Hungary or other applicable jurisdiction, on the profits and/or capital gains of a Bank.

9.2 Tax Indemnity Without prejudice to the provisions of Clause 9.1 (Tax Gross-up), if any person or the Facility Agent on its behalf, becomes liable to make any payment of or on account of tax (not being a tax imposed on and calculated by reference to its overall net income or the net income paid to and received by its Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or in relation to any sum received or receivable under this Agreement by such person or the Facility Agent on its behalf (including without limitation any sum received or receivable under this Clause 9 (Taxes)) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Facility Agent on its behalf, the relevant Borrower shall, upon demand of the Facility Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

9.3 Indemnification If an additional payment is made under Clause 9.1 (Tax Gross-up) or Clause 9.2 (Tax Indemnity) by a Borrower for the benefit of any person under this Agreement and such person has received or been granted an identifiable credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such credit, relief, remission or repayment is in respect of or calculated with reference to the deduction or withholding giving rise to such additional payment or in the case of an additional payment made pursuant to Clause 9.2 (Tax Indemnity), with reference to the liability, expense or loss to which the payment giving rise to the additional payment relates, such person shall, without prejudice to the retention of the amount of such credit relief, remission or repayment, pay to such Borrower such amount as is in the reasonable opinion of such person attributable to such deduction or withholding or, as the case may be, such liability, expense or loss Provided that such person shall not be obliged to make any payment under this Clause 9.3 in respect of such credit, relief, remission or repayment until its tax affairs (to the extent they relate to such credit, relief, remission or repayment) have been finally settled. Nothing in this Agreement shall interfere with the right of any Bank to arrange its tax affairs in whatsoever manner it thinks fit and, in particular, no Bank shall be obliged to disclose any information relating to its tax affairs.

9.4 Claims by Banks A Bank intending to make a claim pursuant to Clause 9.2 (Tax Indemnity) shall notify and explain to the Facility Agent of the event by reason of which it is entitled to do so, whereupon the Facility Agent shall notify the relevant Borrower(s) thereof Provided that nothing in this Agreement shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

9.5 Qualifying Bank Each Bank represents and warrants to the Borrowers that, as at the date of this Agreement, it is a Qualifying Bank and such representation and warranty by such Bank shall, even if such Bank ceases to be a Bank under this Agreement and notwithstanding any other provision to the contrary contained in this Agreement, remain fully effective against such Bank. If, at any time after this Agreement is entered into, any Bank is aware that it is not or will cease to be a Qualifying Bank, it shall promptly so notify the Borrowers and the Facility Agent.

9.6 Qualifying Bank Certification The Facility Agent and each Qualifying Bank (and if applicable, any Transferee of such Qualifying Bank) which is not a Bank resident in Hungary for tax purposes under applicable laws and regulations of Hungary shall prior to the first payments of interest paid by the Borrowers for the benefit of the Banks under this Agreement, provide to the Facility Agent for onward delivery to the Borrowers a written certificate, issued by the relevant tax authorities in which such Qualifying Bank is tax resident under applicable laws and regulations, confirming that such Qualifying Bank is tax resident and pays tax in such jurisdiction, such written certificate to be dated not more than thirty (30) days before such first payment of interest under this Agreement and in addition the Facility Agent and each Qualifying Bank (and if applicable, any Transferee of such Qualifying Bank) shall during the term of this Agreement provide such other documentation in respect of such Qualifying Bank as may at any time be required under applicable laws and regulations of Hungary and/or by the relevant Hungarian tax authorities to avoid the making of a payment (additional, or otherwise) by the Borrower under this Clause 9 (Taxes) Provided that if such Qualifying Bank is a Transferee, such written certificate must be dated no more than thirty (30) days before the first payment of interest made by the Borrowers following such Transferee becoming a Qualifying Bank Provided Further that the Facility Agent shall not incur any liability whatsoever in respect of the failure by any Bank to duly comply with its obligations under this Clause 9.6 or in respect of such certification.

10.      Tax Receipts

10.1 Notification of Requirement to Deduct Tax If, at any time, a Borrower becomes aware that it is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Borrower shall promptly notify the Facility Agent in writing.

10.2 Evidence of Payment of Tax If a Borrower makes any payment under this Agreement in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty (30) days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

11.      Increased Costs

11.1 Increased Costs If, by reason of: (i) any change in relevant law or in its interpretation or administration after the date of this Agreement; and/or (ii) compliance with any Capital Adequacy Requirement or any other request from or requirement of any relevant central bank or other fiscal, monetary or other authority generally applicable to financial institutions and/or banks:

         (a) a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of an Advance) under this Agreement;

         (b) a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of an Advance) under this Agreement;

         (c) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the loans comprised in a class of loans formed by or including such Bank's share of the Advance; or

         (d) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax (not being a tax imposed on and calculated by reference to its overall net income or the net income paid to and received by such Bank's Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or calculated by reference to the amount of such Bank's share of the Advance and/or to any sum received or receivable by it under this Agreement, then the Borrowers shall, subject to Section 11.2 (Increased Costs Claims), from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank amounts sufficient to hold harmless and indemnify that Bank or such Bank's holding company from and against, as the case may be: (1) such reduction in the rate of return of capital; (2) such cost; (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its participating in the funding or maintaining of the Advance); or (4) such liability Provided that the Borrowers shall not be obliged to make such a payment to the Facility Agent for the account of any such Bank in compensation for such a reduction in the rate of return of capital, cost, increased cost or liability, where such reduction, cost, increased cost or liability is:

         (A) one in respect of which such Bank has been fully compensated for pursuant any other provision of this Agreement; or

         (B) attributable to any breach by such bank of any law or any request from or requirements of any central bank or other monetary, fiscal or other authority (whether or not having the force of law, but, if not having the force of law, compliance with which is in accordance with the usual practice of persons to whom such request or requirement is intended to apply) to which it is subject; or

         (C) attributable directly to any change in the Bank's Facility Office or any transfer and/or assignment of all or any part of a Bank's interest in an Advance except those arising as a consequence of any circumstances not prevailing or reasonably foreseeable at the time of such change or transfer and/or assignment.

11.2 Increased Costs Claims A Bank intending to make a claim pursuant to Clause 11.1 (Increased Costs) shall, as quickly as practicable, notify and provide a certificate which shall set out in reasonable detail the basis of any such claim, details of the calculations (and workings) of such claim and, if appropriate, supporting documentary evidence, to the Facility Agent of the event by reason of which it is entitled to do so, whereupon the Facility Agent shall, as quickly as practicable, notify the Borrowers thereof and provide to the Borrowers a copy of such certificate Provided that nothing in this Agreement shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

11.3 Illegality Where the introduction, imposition or variation of any applicable law or regulation or any change in the interpretation of any such law or regulation makes it unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of an Advance, then that Bank shall, promptly after becoming aware of the same, deliver to the relevant Borrower(s) through the Facility Agent a written notice to that effect such notice setting out in reasonable detail the reasons for such unlawfulness and:

         (a) such Bank shall not thereafter be obliged to participate in the making of the Advance and the amount of its Available Commitment shall be immediately reduced to the extent of any such illegality; and

         (b) if the Facility Agent on behalf of such Bank so requires, the Borrower shall on such date as the Facility Agent shall have specified repay such Bank's share of the outstanding Advance(s) together with accrued interest thereon and all other amounts owing to such Bank under this Agreement and any repayment so made shall reduce rateably the remaining obligations of the Borrower under Clause 7 (Repayment).

11.4 Mitigation If circumstances are such that a Borrower is required to gross-up any payment pursuant to Clause 9.1 (Tax Gross-up) and/or a Bank intends to claim indemnification from a Borrower under Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs) then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or such Borrower's obligations under any of the above mentioned provisions, such Bank shall promptly upon becoming aware of the same notify the Facility Agent thereof in writing and in consultation with the Facility Agent and such Borrower, take such steps as such Bank in its bona fide opinion considers appropriate to avoid or mitigate the effects of such circumstances Provided that such Bank shall be under no obligation to take any such action if, in the bona fide opinion of such Bank, to do so would or might have more than nominal adverse effect upon its business, operation, financial condition or is likely to involve the Bank in any expense, loss or tax disadvantage which is more than nominal other than, in respect of a transfer by a Bank to an affiliate made pursuant to this Clause 11.4, any such effect arising solely as a result of such affiliate then being liable to a higher rate of taxation on the net profits and/or capital gains arising in respect of such participation in the Loan following such transfer by such Bank to such affiliate.

            PART 6 - REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

12.      Representations

         Each Borrower makes each of the representations and warranties set out in Clause 12.1 (Status and Due Authorisation) to Clause 12.23 (Corporate Chart) (inclusive) and acknowledges that the Facility Agent, the Security Agent, the Arranger and each Bank has entered into this Agreement in reliance on those representations and warranties. Each of the representations set out in this Clause 12 shall be deemed to be repeated on the day that any Advance is made under this Agreement and on the first day of any Interest Period by reference to the facts and circumstances then subsisting as if made at such time but so that any reference to "on the date of this Agreement" in any representation shall be construed as a reference to the date on which such representation is repeated and if by such date any Borrower has delivered financial statements to the Facility Agent in accordance with its obligations under Clause 13.1 (Annual Statements) and Clause 13.2 (Semi-Annual Statements), references to the "Original Financial Statements" in this Clause 12 shall be deemed to be references to the then most recent financial statements delivered by such Borrower(s) to the Facility Agent in accordance with its respective obligations under Clause 13.1 (Annual Statements) and Clause 13.2 (Semi-Annual Statements).

12.1 Status and Due Authorisation Each Borrower is a corporation duly organised, incorporated and validly existing under the laws of Hungary and each is a separate legal entity with perpetual corporate existence, capable of suing and being sued, with power to enter into the Finance Documents to which it is a party and to exercise its rights and perform its obligations under and the transactions contemplated by the Finance Documents to which it is a party and all corporate and other action required to authorise its execution of the Finance Documents to which it is a party and its performance of its obligations under the Finance Documents to which it is a party has been duly taken.

12.2     Tax  Save as otherwise disclosed in the 10K Document:

         (a) the Original Financial Statements in respect of the Borrowers fully reflect the tax position of each Borrower as at the respective dates dated thereof;

         (b) each Borrower has complied in all material respects with all taxation laws in all jurisdictions in which it is subject to taxation and has paid all taxes due and payable by it and no material claims are being asserted against it with respect to taxes; and

         (c) on the assumption that the representation of each of the Banks set out in Clause 9.5 (Qualifying Bank) is correct, under the laws and regulations of Hungary in force at the date of this Agreement, all amounts payable by it under this Agreement, may be made free and clear of and without deduction for or on account of any tax.

12.3 Claims Pari Passu Under the laws and regulations of Hungary in force at the date of this Agreement, the claims of each Finance Party against any Borrower under each of the Finance Documents to which such Borrower and such Finance Party are a party will rank at least pari passu with all the present and future claims of all such Borrower's other unsecured and unsubordinated creditors save those whose claims are preferred by the operation of mandatory Hungarian law applying to companies generally in Hungary.

12.4 Validity and Admissibility in Evidence All acts, conditions and things required to be done, fulfilled and performed in order: (a) to enable each Borrower lawfully to enter into, exercise its respective rights under and perform and comply with the obligations expressed to be assumed by it in each of the Finance Documents to which it is a party; and (b) to ensure that the obligations expressed to be assumed by it in such Finance Document, are legal, valid, binding and enforceable against it have been done, fulfilled and performed.

12.5 No Filing or Stamp Taxes Under the laws and regulations of Hungary in force at the date of this Agreement, other than the due registration of the Fixed Charge Agreements and the Floating Charge Agreements in the Register of Pledges with a Notary Public and the registration of the Mortgage Agreements against the relevant land at the relevant Land Registry (and the payment of all appropriate charges, duties, fees, costs and expenses in respect of such registration), it is not necessary that any Finance Document be filed, recorded or enrolled with any court or other authority in Hungary or that any stamp, documentary, registration or similar tax or charges be paid on or in relation to any of the Finance Documents or (other than the court duties ("illetek") expressly provided for under applicable laws and regulations of Hungary) their enforcement in the courts of Hungary.

12.6 Binding Obligations The obligations expressed to be assumed by each Borrower in each of the Finance Documents to which it is a party, are legal and valid obligations, binding on and enforceable against it in accordance with the terms of such Finance Documents, as appropriate.

12.7 Insolvency No Borrower has taken any formal corporate action nor to its best knowledge and belief, having made reasonable enquires thereto, have any other formal steps been taken or legal proceedings been started or threatened in accordance with the procedures detailed in the Bankruptcy Act or in the Companies Act (or in accordance with similar or analogous provisions or proceedings) against it or against any other member of the Group for its or for any such other member of the Group's bankruptcy, liquidation, winding-up, dissolution, administration or reorganisation or final accounting (in each case pursuant to the Bankruptcy Act, the Companies Act or otherwise).

12.8 No Material Defaults Save as expressly disclosed to the Facility Agent in writing prior to the date of this Agreement, including, inter alia, those matters set out in the 10K Document, no Borrower is in breach of or in default under any agreement (including, but not limited to, the relevant Concession Contract) to which it is a party or which is binding on it or any of its respective assets to an extent or in a manner which would reasonably be expected to have a material adverse effect on its respective business or financial condition or on its ability to duly perform and/or comply with its obligations arising under any of the Finance Documents to which it is a party.

12.9 Litigation Save as expressly disclosed to the Facility Agent in writing prior to the date of this Agreement, including, inter alia, those matters set out in the 10K Document, no material litigation, arbitration, administrative proceedings or other actions whatsoever involving a Borrower are current or, to the best of each Borrower's knowledge and belief, having made all reasonable enquires thereto, pending or threatened, which would reasonably be expected to have (and no judgement or order of any court or agency is outstanding which has), a material adverse effect on the business or financial condition of a Borrower, or a material adverse effect on the business or financial condition of the Group taken as a whole, or a material adverse effect on the ability of the Borrower to duly perform and/or comply with any of its respective obligations and/or liabilities arising under any of the Finance Documents to which it is a party, or a material adverse effect on the ability of the Group taken as a whole to duly perform and/or comply with any of their respective obligations and/or liabilities arising under any of the Finance Documents to which any of them is a party.

12.10 Original Financial Statements The Original Financial Statements were prepared in accordance with US GAAP, HAS and IAS, as applicable, consistently applied in Hungary and the United States of America, as appropriate, and give (in conjunction with the notes thereto) a true and fair view of the financial condition of each Borrower and the Group at the date as of which they were prepared and the results of each Borrower's and the Group's operations during the financial period then ended, as applicable.

12.11 No Material Adverse Change Save as otherwise disclosed in the 10K Document, since publication of the Original Financial Statements, there has been no material adverse change in the business or financial condition of any Borrower or to each Borrower's best knowledge and belief the Group.

12.12 No Undisclosed Liabilities As at the date as of which the Original Financial Statements were prepared no Borrower or, to each Borrower's best knowledge and belief, no member of the Group had any liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein or to each Borrower's best knowledge and belief, having made all reasonable enquiries thereto any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against.

12.13 Full Disclosure All of the written information supplied by a Borrower and/or any member of the Group to any Finance Party in connection with this Agreement is true, complete and accurate in all material respects, no events, facts and/or circumstances have arisen and/or occurred which would reasonably be expected to have a material impact on any of the written information supplied by a Borrower and any member of the Group to any Finance Party (other than any which have been disclosed in the 10K Document or otherwise expressly disclosed to the Facility Agent, together with a reasonably detailed written explanation of the significance of such events, facts and/or circumstances within the context of this proposed Facility) and no Borrower is aware of any material facts or circumstances that have not been disclosed to the Finance Parties which would reasonably be expected to, if disclosed, adversely affect the decision of a prudent commercial bank considering whether or not to provide finance to the Borrowers or to the Group.

12.14 Encumbrances Save as expressly permitted pursuant to Clause 15.8 (Negative Pledge), other than a Permitted Encumbrance, no encumbrance exists over all or any of the present or future assets of a Borrower, nor to each Borrower's best knowledge and belief, having made all reasonable enquiries thereto, those of any member of the Group.

12.15 No Obligation to Create Security Each Borrower's execution of any of the Finance Documents to which it is a party and the exercise of its respective rights and performance of its respective obligations under such Finance Documents will not result in the existence of nor oblige it to create any encumbrance over all or any of its respective present or future assets, other than as expressly provided for in and contemplated by the Finance Documents.

12.16 Execution of this Agreement Each Borrower's execution of this Agreement and any other Finance Document to which it is a party and its exercise of its respective rights and performance of its respective obligations under this Agreement or such Finance Document do not and will not:

         (a) conflict with any agreement, mortgage, bond or other instrument or treaty or other document whatsoever to which a Borrower is a party or which is binding upon it or any of its assets in a manner or to an extent that would reasonably be expected to have a material adverse effect on the ability of the Borrower to duly perform and/or comply with any of its respective obligations under this Agreement or such Finance Document;

         (b)      conflict  with  the  Constitutive   Documents  and  rules  and
                  regulations  of  the Borrower, as appropriate; or

         (c) conflict with any applicable law, regulation or official or judicial order to which the Borrower is subject.

12.17 Compliance with Laws and Regulations Each Borrower and, to the best of its respective knowledge and belief, having made all reasonable enquiries thereto, each member of the Group, in carrying out its respective activities, business and operations is in all material and substantial respects doing so in compliance with the relevant laws and regulations governing the same.

12.18 No Event of Default or Potential Event of Default No Borrower is, having made all reasonable enquiries thereto, aware of any circumstances whatsoever which might constitute an Event of Default or a Potential Event of Default, howsoever described or provided for, under the terms of any of the Finance Documents which has not prior to the date of this Agreement already been disclosed fully in writing to the Facility Agent.

12.19 Entire Agreement No Borrower is, and to the best of each Borrower's knowledge and belief, having made all reasonable enquiries thereto, no member of the Group is a party to any material agreement or contract whatsoever (oral, written or otherwise) which is or which would reasonably be expected to become material to the Facility and/or the security interests created and/or constituted by the applicable Security Agreements, which is not expressly provided for in any of the Finance Documents and/or which has not been disclosed in the 10K Document or otherwise fully and properly disclosed in writing prior to the date of this Agreement to the Facility Agent.

12.20 Environment Each Borrower and, to the best of its knowledge and belief, each member of the Group is in compliance in all material respects with:

         (a) all material applicable laws and regulations concerning the protection of the environment and to the best of its knowledge and belief, having made reasonable enquires thereto, there are no circumstances which may prevent that compliance in the future; and

         (b) the terms of all material permits and authorisation required by any applicable environmental laws and regulations for the ownership and operation of its businesses.

12.21 Year 2000 Compliance Save as otherwise disclosed in the 10K Document, to the best of each Borrower's knowledge and belief, having made all reasonable enquiries thereto, the so-called Year 2000 problem (that is, the possibility that any computer hardware, computer software and/or any other equipment or service whatsoever, operated and/or controlled by electronic means, used, manufactured, sold, delivered or otherwise provided to or by, any member of the Group may be unable to properly recognise and/or properly perform date-sensitive functions, commands and/or calculations involving a date before, on or after 31 December
         1999) will not have a material adverse effect on the ability of any member of the Group to duly perform and/or comply with each of its respective obligations arising under any Finance Document to which such member of the Group is a party.

12.22 Management of Business No Borrower has, nor to its best knowledge and belief having made all reasonable enquiries thereto has any member of the Group, entered into any management contract or similar arrangement whereby a material part of its or the Group's business or operations are managed or are to be managed by any other person which might have a material adverse effect on the ability of any member of the Group to duly perform and/or comply with any of its obligations under any Finance Document to which it is a party except those management contracts or similar arrangements which have been fully and fairly disclosed in writing prior to the date of this Agreement to each of the Finance Parties.

12.23 Corporate Chart The chart to be provided by the Borrowers, detailed under paragraph numbered 31 in the Fourth Schedule (Conditions Precedent Documents), showing the ownership of each member of the Group and the relationship of the Group with the other Obligors is true and correct in all respects as at the date of this Agreement and that no member of the Group has any form of equity and/or ownership interest whatsoever in any other person except as so disclosed in such chart.

13.      Financial Information

13.1 Annual Statements Each Borrower shall, as soon as the same become available, but in any event within one hundred and fifty (150) days after the end of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks its audited financial statements (including, inter alia, balance sheet, profit and loss statement and cash-flow movements statement) for such financial year, prepared in accordance with HAS and, if they are being prepared, promptly once they are available the foregoing prepared in accordance with IAS and/or US GAAP. Each Borrower shall as soon as the same become available, but in any event within sixty (60) days after the end of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks its unaudited financial statements (including, inter alia, balance sheet, profit and loss statement and cash-flow movements statement) for such financial year, prepared in accordance with HAS and, if they are being prepared, promptly once they are available the foregoing prepared in accordance with IAS and/or US GAAP.

13.2 Semi-Annual Statements The Borrower shall, as soon as the same become available, but in any event within sixty (60) days after the end of the first half of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks its financial statements (including, inter alia, balance sheet and profit and loss statement) for such half-year prepared in accordance with HAS and, if they are being prepared, promptly once they are available the foregoing prepared in accordance with IAS and/or US GAAP.

13.3 Management Accounts Each Borrower shall, as soon as the same become available but in any event within twenty (20) days, or earlier if provided to Tele Danmark, after the end of each month and each quarter, as applicable, of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks, its monthly and its quarterly management accounts for such period, such accounts to include adequate detail to the satisfaction of the Facility Agent.

13.4 Business Plan Each Borrower shall, as quickly as practicable, but in any event within fourteen (14) days after the making of any amendment to its Business Plan, deliver to the Facility Agent in sufficient copies for the Banks, such amended Business Plan for the outstanding term of this Agreement, together with a written explanation of the rationale and effect of such change(s) to the reasonable satisfaction of the Facility Agent.

13.5 Annual Operating Budget Each Borrower shall, as quickly as practicable, but in any event within fourteen (14) days after the approval of the Annual Operating Budget in respect of a financial year, deliver to the Facility Agent in sufficient copies for the Banks of such Annual Operating Budget(s), together with a written explanation of such Annual Operating Budget(s).

13.6 Copies of Notifications to Shareholders Each Borrower shall, as soon as the same become available, deliver to the Facility Agent in sufficient copies for the Banks, copies of its annual budget and financial projections prepared for its shareholders from time to time Provided that were there is no significant discrepancy between such information to be provided to its shareholders and that already provided to the Facility Agent in accordance with other provisions in this Agreement, such Borrower shall not be obliged to provide such annual budget and financial projections to the Facility Agent under this Clause 13.6.

13.7 Other Financial Information Each Borrower shall, from time to time on the request of the Facility Agent (or a Bank through the Facility Agent), furnish the Facility Agent with such information (including but not limited to its extract of general ledger ("fokonyvi kivonat")) about its business and financial condition or that of any of its subsidiaries as the Facility Agent may reasonably require Provided that if such Borrower is able to immediately furnish such information albeit in a format and/or presentational format then used by the relevant internal functions of such Borrower, such Borrower will immediately furnish such information to the Facility Agent (or such Bank through the Facility Agent) in such format and/or presentational format Provided Further that if such format and/or presentational format is not acceptable to the Facility Agent or such Bank, acting reasonably, such Borrower will as quickly as practicable and in any event within fourteen (14) days, provide the Facility Agent or such Bank, as applicable, such information in a format and/or presentational format reasonably requested by the Facility Agent or such Bank, as applicable.

13.8    Requirements as to Financial Statements Each Borrower shall ensure that:

         (a) each set of financial statements delivered by it pursuant to this Clause 13 (Financial Information) is prepared on the same basis as was used in the preparation of the Original Financial Statements and in accordance with US GAAP, IAS or HAS, as appropriate, consistently applied in Hungary;

         (b) each set of financial statements delivered by it pursuant to this Clause 13 (Financial Statements) is certified by a duly authorised officer of such Borrower as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period; and

         (c) each set of audited financial statements delivered by it pursuant to Clause 13.1 (Annual Statements) has been audited by the Borrowers' Auditors.

13.9 Accounting Terms All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with US GAAP, IAS and/or HAS, as appropriate, consistently applied in Hungary and/or the United States of America, as applicable.

14.      Financial Covenants

14.1 Financial Condition of the Group At: (a) the date of this Agreement the Group's Debt to EBITDA Ratio shall not exceed 7.5:1; (b) the Group's Debt to EBITDA Ratio shall not exceed 7.0:1 as at 30 September 1999; and (c) as at 31 December 1999 the Group's Debt to EBITDA Ratio shall not exceed 6.5:1 (in each case calculated by reference to the applicable quarterly consolidated financial statements for the Group delivered to the Facility Agent pursuant to this Agreement and/or the Sponsor's Support Agreement).

14.2 Definitions of Financial Terms In Clause 14.1 (Financial Condition of the Group), the Group's Debt to EBITDA Ratio shall be calculated as follows:

         A = B / C

         where:

         A =      the Group's Debt to EBITDA Ratio at such time;

         B = the amount of the Loan at such time plus the aggregate of any other amount(s) then outstanding under any other of the Group's indebtedness falling due and payable more than twelve
                  (12) months after such time (but expressly excluding any such amount(s) which is (are) repayable under a Note; and

         C = the amount of the Group's net earnings for the preceding period of twelve (12) months plus the aggregate of any and all amount(s) in respect of: (i) extraordinary items, if any including, inter alia, any amount(s) in respect of the termination of management services agreement charges so deducted; (ii) depreciation and amortisation, if any;
                  (iii) foreign exchanges gains or losses, if any (such that foreign exchange losses are applied as a positive number and vice versa); (iv) taxes, if any; (v) net interest and expenses paid by any member of the Group in respect of any Financial Indebtedness; (in each case, such amount(s) to be in respect of such preceding period of twelve (12) months) Provided that for the avoidance of doubt, it is expressly agreed that any Distribution(s) paid by any member of the Group during such preceding period of twelve (12) months is not to be added back for the purposes of calculating the value of C in this formula.

14.3 Compliance with Financial Condition The Borrowers will procure the delivery to the Facility Agent of written certificates, certified by the Chief Financial Officer of the Group, confirming that the Group is in compliance with the requirements of Clause 14.1 (Financial Condition of the Group), such certificates to be delivered to the Facility Agent within forty five (45) days of 30 September 1999 and 31 December 1999. By signing this Agreement and by issuing (or being deemed to have issued) the Notice of Drawdown, each Borrower certifies (or is deemed to certify) that the Group is in compliance with the requirements of Clause 14.1 (Financial Condition of the Group) as at such date.

15.      Covenants

15.1 Maintenance of Legal Validity Each Borrower shall obtain, comply with the terms of and do or, as appropriate, procure the obtaining, compliance with the terms of and the doing of all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of Hungary or by other applicable laws to enable it lawfully to enter into and perform its respective obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in Hungary of such Finance Documents including, but not limited to, duly registering the Fixed Charge Agreements and the Floating Charge Agreements with a Notary Public and duly registering the Mortgage Agreements at the relevant Land Registries.

15.2 Insurance Each Borrower shall take out and maintain insurances on and in relation to its respective activities, business, operations and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual and is available upon commercial terms in Hungary for companies carrying on similar activities, businesses and operations such as those carried on by it and its subsidiaries whose practice is not to self-insure. Each Borrower as quickly as practicable shall, upon it taking out any such insurance pursuant to this Clause 15.2, notify the Facility Agent, providing sufficient information on such insurance as reasonably required by the Facility Agent and execute an assignment of contractual rights agreement in respect of such material insurance, substantially in the form of the Assignment of Contractual Rights Agreements, as appropriate, if the Facility Agent (acting on the instructions of an Instructing Group, acting reasonably) so requires. The Borrower shall also not act or fail to act in any way which could by such action or failure to act cause any material adverse effect on the validity and enforceability of such insurances. In the event that circumstances arise whereby a Borrower intends to make a material claim under such insurance policies, such Borrower will promptly notify the Facility Agent of such circumstances, together with an estimate of the amount of the damage or loss and an estimate of the likely amount of such claim and as soon as reasonably practicable thereafter enter into negotiations in good faith with the Facility Agent in order to determine an appropriate strategy for the use of any monies paid out as a result of such a claim.

15.3 Untrue Representations After the delivery or deemed delivery of the Notice of Drawdown and before the making of the Advances requested therein, each Borrower shall immediately notify the Facility Agent of the occurrence of any event or circumstance which results in or which would reasonably be expected to result in any of the representations contained in Clause 12 (Representations) being untrue at or before the time of the making of such Advance.

15.4 Notification of Events of Default Each Borrower shall, promptly upon becoming aware of such occurrence, inform the Facility Agent of the occurrence of any Event of Default or Potential Event of Default, howsoever described under any of the Finance Documents and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default, howsoever described under any of the Finance Documents, has, to the best of its knowledge and belief, having made all reasonable enquiries thereto, occurred.

15.5 Claims Pari Passu Each Borrower shall, subject to any Permitted Encumbrances, ensure that at all times the claims of each Finance Party against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by the operation of mandatory laws and regulations of Hungary, applying to companies generally in Hungary.

15.6 Auditors No Borrower shall, without the prior written consent of the Facility Agent (such consent not to be unreasonably withheld) change or propose to/at such Borrower's founder or general meeting, as applicable, the changing of such Borrower's Hungarian or other auditors except as provided for in the definition of Borrowers' Auditors in Clause 1.1 (Definitions).

15.7 Bank Accounts No Borrower shall, without the prior written consent of the Facility Agent, open, have, maintain or otherwise operate at any time a bank account (or similar account) with a bank or other financial institution except for an Income Account or any other bank account with the Facility Agent, or pay, or procure the payment of, or allow or fail to take all necessary steps to prevent the payment of any or all of its Income whatsoever into any bank account (or similar account) at and/or with any other bank or financial institution other than the Income Account held with the Facility Agent.

15.8 Negative Pledge No Borrower shall, without the prior written consent of the Facility Agent, acting reasonably, create or permit to subsist any encumbrance over all or any of its respective present or future revenues or assets, other than as provided for in the Finance Documents or an encumbrance which is a Permitted Encumbrance.

15.9 Loans and Guarantees No Borrower shall, without the prior written consent of the Facility Agent, such consent not to be unreasonably withheld or delayed, make any loans, grant any credit or give any guarantee or indemnity whatsoever (except as required or provided for under any Finance Document or to or in favour of an affiliate or made in the ordinary course of business (which does not when aggregated with all other such loans, credits, guarantees or indemnities given by any Member of the Group at any time exceed the equivalent of five hundred million Forints (HUF 500,000,000) or made in the context of such Borrower's collective agreement made with the relevant trade union in respect of such Borrower's employees) to or for the benefit of any person whatsoever or otherwise voluntarily assume any liability whatsoever, whether actual or contingent, in respect of any obligation of any other person. Each Borrower shall, at all times, ensure that any and all indebtedness of such Borrower with either or both of Hungarian Telephone and Cable Corp. and/or HTCC Tanacsado Reszvenytarsasag is at all times and in all respects fully subordinated to any indebtedness and/or other obligation of such Borrower owing or expressed to be in favour of any Finance Party Provided that it is expressly acknowledged and agreed that any such subordinated indebtedness may be converted into equity share capital of such Borrower, with such Borrower being entitled to take all the appropriate legal and practical steps necessary to effect such conversion.

15.10 Shares No Borrower shall, without the prior written consent of the Facility Agent, such consent not to be unreasonably withheld or delayed, alter any rights attaching to its issued ordinary shares in existence at the date of this Agreement.

15.11 Disposals No Borrower shall, sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not) any of its revenues and/or assets, other than any such transaction(s) being Permitted Disposal(s).

15.12 Distributions No Borrower shall, at any time, without the prior written consent of the Facility Agent, acting reasonably, propose to/at such Borrower's founder or general meeting, as applicable, the paying, making or declaring of any Distribution other than a Permitted Distribution. The Borrower acknowledges that the Obligors have also undertaken in the Sponsors' Support Agreement that no Borrower will, without the prior written consent of the Facility Agent, acting reasonably, propose at/to a Borrower's founder or general meeting, as applicable, the paying, making or declaring of any Distribution other than a Permitted Distribution, in respect of any financial year of the Borrower, or pass such resolution, and, in accordance with the terms of the Sponsors' Support Agreement, each Borrower agrees that it shall not, without the prior written consent of the Facility Agent, acting reasonably, pay or make any Distribution other than a Permitted Distribution, in respect of any financial year of such Borrower.

15.13 Merger No Borrower shall, without the prior written consent of the Facility Agent, acting reasonably, merge or consolidate or be a party to any similar transaction whatsoever with any other person other than a Borrower.

15.14 Reduction of Capital No Borrower shall, without the prior written consent of the Facility Agent, acting reasonably, propose to/at any Borrower's founder or general meeting, as applicable, the reduction of such Borrower's registered and paid-up share capital Provided that any capital reduction which eliminates any negative equity of any Borrower existing as at the date of this Agreement shall not breach this covenant. Each Borrower acknowledges that certain Obligors have also undertaken in the Sponsors' Support Agreement that such Obligors will not, without the prior written consent of the Facility Agent, acting reasonably, propose at/to any Borrower's founder or general meeting, as applicable, the reduction of such Borrower's registered and paid-up share capital, or pass such resolution and, in accordance with the terms of such Sponsors' Support Agreement, each Borrower agrees that it shall not take any action or steps whatsoever to facilitate the reduction of its registered and paid-up share capital without the prior written consent of the Facility Agent, acting reasonably.

15.15 Material Contracts No Borrower shall, without the prior written consent of the Facility Agent, acting reasonably, enter into any material agreement(s) and material contract(s) which is entered into on business terms that are worse than at arm's-length and/or which would be reasonably likely to have a material adverse effect on the ability of any Borrower to perform its obligations under any of the Finance Documents to which it is a party or a material adverse effect on the ability of the Group, taken as a whole to perform any of their respective obligations under any of the Finance Documents to which any member of the Group is a party.

15.16 Revocation No Borrower shall, without the prior written consent of the Facility Agent, take any formal action or fail to perform any duty or obligation which is likely to lead to the revocation of any Finance Document to which such Borrower is a party or to the cancellation or suspension of the rights of such Borrower included in any such agreement.

15.17 New Business No Borrower shall, without the prior written consent of the Facility Agent, acting reasonably, create any subsidiaries and/or become a party to a joint venture agreement or arrangement and/or enter or become involved in areas or types of activities or business in each such case that would fall outside the scope of activities and business specifically provided for pursuant to the Concession Contracts or activities and business related to the telecommunications business which are specified in Government Decree Number 48 of 1997 which are significantly different to those currently being carried on by the Borrowers and as envisaged in the Finance Documents, the overall effect of which would be reasonably expected to change the overall nature of the credit risk of the Borrowers, as determined by the Facility Agent, acting reasonably.

15.18 Articles of Association No Borrower shall, without the prior written consent of the Facility Agent, acting reasonably, propose to/at any Borrower's founder or general meeting, as applicable, an amendment to its Articles of Association which would reasonably be expected to have a material adverse effect on the ability of such Borrower to duly perform and comply with its obligations under any Finance Document to which it is a party.

15.19 Mitigation of Interest Rate and Forex Risks Upon or prior to the execution of this Agreement and continually throughout the term of this Agreement, the Borrowers will, in accordance with sound and prudent business practices, carefully consider and review the management of interest rate and foreign exchange risks arising as a result of the Borrowers' business and activities (including, but not limited to, the Borrowers entering into this Agreement and receiving Advance(s) under this Agreement), with a view to devising a strategy for the mitigation of such risks. The Borrowers shall as soon as practical notify the Facility Agent of their strategy for the management and mitigation of such interest rate arising as a result of the Borrowers' business and activities (including, but not limited to, the Borrowers entering into this Agreement and receiving Advance(s) under this Agreement), and of any and all subsequent amendments to that strategy and provide such evidence as may be reasonably required by the Facility Agent that such strategy has been duly and properly implemented. Each Borrower expressly acknowledges and accepts the terms of this Clause 15.19.

15.20 Alteration or Amendment of Finance Documents No Borrower shall alter or amend, or cause to be altered or amended, any of the Finance Documents to which it is a party, without the prior written consent of the Facility Agent or if expressly provided for in such a Finance Document, all of the Banks Provided that each Borrower will take any actions or other steps required under applicable laws and regulations to give full force and effect to the Finance Documents (and to the rights, security interests and encumbrances created therein) to which it is a party.

15.21 Filing of Tax Returns Each Borrower shall file or cause to be filed all tax returns required to be filed in all jurisdictions in which it and/or any of its subsidiaries is situated or carries on business or otherwise subject to pay tax and will promptly pay all taxes which are due and payable on such returns or any assessment made against it except to the extent contested in good faith Provided that a Borrower will notify the Facility Agent as soon as practicable after such Borrower decides to contest the amount of tax due and/or payable by it.

15.22 Amount of Advance Specified in the Notice of Drawdown Each Borrower will ensure that the amounts specified in the issued or deemed to be issued Notice of Drawdown is in full accordance with the amount(s) set out in the Third Schedule (The Notice of Drawdown).

15.23 Environment Each Borrower shall comply in all material respects with:

         (a) all material applicable laws and regulations concerning the protection of the environment; and

         (b) the terms of all material permits and authorisation required by any applicable environmental laws and regulations for the ownership and operation of its or such subsidiary's, as appropriate, business.

15.24 Compliance with Laws and Regulations In carrying out its activities, business and operations each Borrower will, in all material and substantial respects, do so in compliance with the relevant laws and regulations of Hungary or other applicable jurisdictions governing the same.

15.25 No New Financial Indebtedness No Borrower shall make or enter into any agreement or arrangement whatsoever whereby in aggregate any new Financial Indebtedness will be created, established or incurred, by the Borrowers or any of them, which is in excess of an amount equivalent to one million dollars (U.S.$ 1,000,000), without the prior written consent of the Facility Agent, such consent not to be unreasonably withheld and a decision to be confirmed to such Borrower within thirty
         (30) days after the date of receipt of such written request from such Borrower Provided that any such new Financial Indebtedness is immediately applied pursuant to Clause 8.4 (Mandatory Prepayment) Provided Further that a Borrower, shall be entitled to incur additional Financial Indebtedness in respect of the implementation of the risk management strategy of the Borrower, which is in compliance with Clause
         15.19 (Mitigation of Interest Rate and Forex Risks).

15.26 Stamp Taxes Each Borrower will as quickly as practicable upon becoming aware of any requirement to do so (including following the receipt of written notification by the Facility Agent in respect thereof) take and/or procure the taking of all actions required to be done, fulfilled or performed in order to pay any stamp, registration or similar tax or charges arising under any of the Finance Documents, in Hungary.

15.27 Litigation Each Borrower will, promptly upon becoming aware of the same, notify the Facility Agent in writing of any material litigation, arbitration, administrative proceedings or other actions, whatsoever, involving such Borrower not previously disclosed to each Finance Party pursuant to this Agreement including, inter alia, in the 10K Document which would reasonably be expected to have a material adverse effect on the business or financial condition of such Borrower or a material adverse effect on the business or financial condition of the Group taken as a whole or a material adverse effect on the ability of such Borrower to duly perform and/or comply with any of its obligations arising under any of the Finance Documents to which it is a party, or a material adverse effect on the ability of the Group taken as a whole to duly perform and/or comply with any of their respective obligations arising under any Finance Document to which any of them is a party.

15.28    Year 2000 Compliance

         (a) Each Borrower will take all best efforts to ensure that any programming required to permit the proper functioning, in all material respects, in and following the year 2000 of:

                  (i)      such Borrower's computer systems; and

                  (ii)     equipment  of  such  Borrower   containing   embedded
                           microchips which is material to their respective business,

                  and the testing of all such systems and equipment as so reprogrammed will be completed by 30 November 1999; and

         (b) each Borrower will inform the Facility Agent as quickly as possible upon becoming aware that the cost to such Borrower of such reprogramming and testing and the reasonably foreseeable consequences to such Borrower of any errors therein would in all reasonable likelihood give rise to an Event of Default or have, in all reasonable likelihood, a material adverse effect on the ability of such Borrower to perform or comply with its obligations under the Finance Documents to which it is a party or on the ability of the Group, taken as a whole, to perform or comply with their respective obligations under the Finance Documents to which any of them are a party.

16.      Events of Default

         Each of Clause 16.1 (Failure to Pay) to Clause 16.19 (Failure to comply with Final Judgment) (inclusive) describes circumstances which constitute an Event of Default for the purposes of this Agreement. Clause 16.20 (Acceleration and Cancellation) and Clause 16.21 (Advance Due on Demand) deal with the rights of the Facility Agent and the Banks after the occurrence of an Event of Default.

16.1 Failure to Pay Any Borrower fails to pay any sum due from it under this Agreement at the time, in the currency and in the manner specified in this Agreement and in the event that such failure arises for technical or administrative reasons it continues for two (2) business days after the Facility Agent has given notice thereof to the Borrower.

16.2 Misrepresentation Any representation or statement made by any Obligor in any of the Finance Documents to which such Obligor is a party, or in any notice or other document, certificate or written statement delivered by it to the Facility Agent pursuant to this Agreement or in connection with this Agreement is or proves to have been incorrect or misleading when made or deemed to be made, in a manner which would reasonably be expected to have a material adverse effect on the ability of any Obligor to duly perform or comply with any of its obligations under the Finance Documents to which it is a party or on its business or financial condition and, if the fact that such representation or statement is so incorrect or misleading is capable of remedy, such fact is not remedied within fourteen (14) days or, if in order to effect such remedy, an application must be made to an organ, agency or other administrative or regulatory body of Hungary, then such period shall be extended to thirty (30) days.

16.3 Specific Covenants The Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 15 (Covenants) and such failure, if capable of remedy, is not remedied within fourteen (14) days of such failure or, if in order to effect such remedy, an application must be made to an organ, agency or other administrative or regulatory body of Hungary, then such period shall be extended to thirty (30) days.

16.4 Other Obligations Any Obligor fails duly to substantially and materially perform or comply with any other obligation which is deemed to be material by the Facility Agent, acting reasonably and in good faith, expressed to be assumed by it in any of the Finance Documents to which it is a party and such failure, if capable of remedy, is not remedied within twenty-five (25) days or, if in order to effect such remedy, an application must be made to an organ, agency or other administrative or regulatory body of Hungary, then such period shall be extended to thirty (30) days.

16.5 Litigation Any new litigation, arbitration, administrative proceedings or other activities whatsoever are commenced against any Borrower and/or any other member of the Group or the nature of any existing such proceedings changes in any way whatsoever which would reasonably be expected to, in the opinion of the Facility Agent, acting reasonably, have a material adverse effect on the ability of such Borrower and/or such other member of the Group to duly perform and/or comply with any of its respective obligations and/or liabilities arising under any of the Finance Documents to which it is a party and which such Borrower and/or such other member of the Group fails within a reasonable period of time (as determined by the Facility Agent, acting reasonably) to demonstrate, to the reasonable satisfaction of the Facility Agent, acting reasonably, that it is contesting such proceedings or activities in good faith and that such contesting has a reasonable expectation of being successful and/or that the reasonably anticipated monetary value, cost or other expense of such claim(s) individually does not exceed the equivalent of three hundred million Forints (HUF 300,000,000) and in aggregate do(es) not exceed the equivalent of four hundred and fifty million Forints (HUF 450,000,000) when aggregated with the amount, if any, of Financial Indebtedness to which the operative provisions of Clause 16.6 (Cross Default) then applies.

16.6 Cross Default Any Financial Indebtedness of an Obligor, is not paid when due, any Financial Indebtedness of an Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of the default (howsoever described or provided for) of such Obligor or any creditor or creditors of an Obligor become entitled to declare any Financial Indebtedness of such Obligor due and payable prior to its specified maturity as a result of the default (howsoever described or provided for) of such Obligor where the amount of such Financial Indebtedness, in aggregate, exceeds the equivalent of one hundred and fifty million Forints (HUF 150,000,000) when aggregated with the anticipated monetary value, cost or other expense of all then applicable claims provided for in Clause 16.5 (Litigation).

16.7 Insolvency and Rescheduling Any Obligor (notwithstanding whether or not its insolvent or bankrupt status is declared in a decree judgement of a competent court) is unable to pay its debts as they fall due, commences negotiations (other than with the prior written consent of the Facility Agent) with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors, or seeks any of the protections provided for in the Bankruptcy Act, or becomes subject to any of the procedures provided for in the Bankruptcy Act, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty five (45) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any part of its assets) shall occur or any of the foregoing occurs in respect of any Obligor. Provided that a mere claimant against an Obligor shall not be regarded as a creditor until such claim is recognised by such Obligor pursuant to applicable laws or otherwise.

16.8 Winding-up Any Obligor takes any formal corporate action or other formal steps are taken or legal proceedings are started for its winding-up, dissolution or re-organisation or for the appointment of a liquidator or similar officer of it or of any or all of its revenues and assets.

16.9 Execution or Distress Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Obligor which when aggregated with all other execution and distress exceeds an amount equivalent to one hundred and fifty million Forints (HUF 150,000,000) which such Obligor fails to demonstrate within a reasonable period of time (as determined by the Facility Agent, acting reasonably) to the satisfaction of the Facility Agent, acting reasonably, are frivolous or vexatious and/or will be paid out and/or duly discharged within thirty
         (30) business days, or such later date as the Facility Agent may agree.

16.10 Analogous Events Any event occurs in respect of an Obligor which under the laws of any jurisdiction has a similar or analogous effect to any of those events mentioned in Clause 16.7 (Insolvency and Rescheduling), Clause 16.8 (Winding-up) or Clause 16.9 (Execution or Distress).

16.11    Governmental  Intervention By or under the authority of any government:
         (a) the management of any Obligor is wholly or partially displaced or the authority of any Obligor in the conduct of its business is wholly or partially curtailed; or (b) all or a majority of the issued shares of any Obligor or the whole or any part of its respective revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

16.12 Ownership of Hungarian Telephone and Cable Corp. Other than as expressly approved in advance in writing by the Facility Agent, acting reasonably, or as expressly permitted in the Sponsors' Support
         Agreement, Citizens Utilities Company, Tele Danmark and the IO Fund sell, transfer or otherwise dispose of any of their issued share capital of Hungarian Telephone and Cable Corp. following the transactions contemplated in the Master Closing Agreement.

16.13 The Group's Business The Group ceases to carry on in any material respect the business it carries on at the date of this Agreement or enters into any unrelated business which might in the opinion of the Facility Agent, acting reasonably, have a material adverse effect on the financial condition of or on the ability of an Obligor to comply with and/or perform its obligations and liabilities under any of the Finance Documents to which it is a party and such circumstances, if capable of remedy are not remedied within fourteen (14) days.

16.14 Repudiation Any Obligor repudiates any Finance Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any Finance Document to which it is a party.

16.15 Validity and Admissibility At any time any act, condition or thing required to be done, fulfilled or performed in order: (a) to enable an Obligor lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it under any of the Finance Documents to which it is a party; or (b) to ensure that the obligations expressed to be assumed by an Obligor under any of the Finance Documents to which it is a party are legal, valid, in full force and effect, binding on and enforceable against it; or (c) to make the Finance Documents admissible in evidence in Hungary is not done, fulfilled or performed and, if such failure to do, fulfil or perform is capable of being remedied, the same is not so remedied within thirty
         (30) days of the date of any written notice given by the Facility Agent to the Borrowers in respect of such failure or, if in order to effect such remedy, an application must be made to an organ, agency or other administrative or regulatory body of Hungary, then such period shall be extended to thirty (30) days.

16.16 Illegality At any time it is or becomes unlawful and/or in conflict with any applicable law, regulation or official or judicial order for an Obligor to perform or comply with any or all of its respective obligations, which in the opinion of the Facility Agent, acting reasonably, are material, under applicable law or under any of the Finance Documents to which it is a party or any of the obligations of an Obligor under any of the Finance Documents to which it/they is/are a party are not or cease to be legal, valid, binding and enforceable.

16.17 Performance of Obligations Any fact(s), event(s) or other circumstance(s) arise(s) which in the opinion of the Facility Agent acting on the instructions of an Instructing Group, acting reasonably, has a material adverse effect on:

         (a) the ability of any Obligor to duly perform and comply with all its obligations under any Finance Document to which it is a party as and when such obligations fall due; and/or

         (b) the business, assets or financial condition of any Obligor or the Group taken as a whole; and/or

         (c) the ability of any Finance Party to exercise or enforce any rights under any Finance Document.

16.18 Failure to Mitigate Interest Rate and Forex Risks A Borrower, at any time, fails to duly and properly comply with the terms of Clause 15.19 (Mitigation of Interest Rate and Forex Risks) and/or in the reasonable opinion of the Facility Agent, the strategy (if any) adopted by the Borrowers in respect thereto is inappropriate and/or inadequate and would reasonably be expected to cause any Borrower to be unable to meet all its obligations arising under any of the Finance Documents to which it is a party and such circumstances, if capable of remedy are not remedied within fourteen (14) days.

16.19 Failure to Comply with Final Judgment Any Obligor fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction.

16.20 Acceleration and Cancellation Upon the occurrence of an Event of Default at any time thereafter where such Event of Default is not remedied within the relevant cure period provided for in the relevant Clause or waived, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers:

         (a) declare the Advance(s) to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers under this Agreement) or declare the Advance(s) to be due and payable on demand of the Facility Agent; and/or

         (b) declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero
                  (0).

16.21 Advance Due on Demand If, pursuant to Clause 16.20 (Acceleration and Cancellation), the Facility Agent declares the Advance(s) to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers:

         (a) require repayment of the Advance(s) on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrowers under this Agreement) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

         (b) select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of three
                  (3) months or less; and/or

         (c) without prejudice to the provisions of any other Finance Documents, declare that the Security Agreements (or any of them) shall have become enforceable and enforce any or all of the same.

                     PART 7 - DEFAULT INTEREST AND INDEMNITY

17.      Default Interest and Indemnity

17.1 Default Interest Periods If any sum due and payable by a Borrower under this Agreement is not paid on the due date therefor in accordance with the provisions of Clause 19 (Payments) or if any sum due and payable by a Borrower under any judgement of any court in connection with this Agreement is not paid on the date of such judgement, the period beginning on such due date or, as the case may be, the date of such judgement and ending on the date upon which the obligation of such Borrower to pay such sum (the balance thereof for the time being unpaid being in this Agreement referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 17(Default Interest and Indemnity)) be selected by the Facility Agent.

17.2 Default Interest During each such period relating thereto as is mentioned in Clause 17.1 (Default Interest Periods) an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two point five per cent. (2.5%), the Margin and BUBOR or LIBOR, as applicable, on the Quotation Date therefor Provided that:

         (a) if, for any such period, BUBOR or LIBOR, as applicable, cannot be determined, the rate of interest applicable to such unpaid sum shall be the rate per annum which is the sum of two point five per cent. (2.5%) the Margin and the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent. (0.0625%)) of the rates notified by each Bank to the Facility Agent before the last day of such period to be those which express as a percentage rate per annum the cost to it of funding from whatever sources it may select its portion of such unpaid sum for such period; and

         (b) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by two point five per cent. (2.5%) the rate which would have been applicable to it had it not so fallen due.

17.3 Payment of Default Interest Any interest which shall have accrued under Clause 17.2 (Default Interest) in respect of an unpaid sum shall be due and payable and shall be paid by the Borrowers at the end of the period by reference to which it is calculated or on such other dates as the Facility Agent may specify by written notice to the Borrowers Provided that for the purposes of clarity, the parties to this Agreement confirm that the rate of interest accruing and payable on any such unpaid sum as default interest shall be the sum of from time to time of two point five per cent. (2.5%), the Margin and BUBOR or LIBOR, as applicable, as provided for in Clause 17.2 (Default Interest) and such unpaid sum will not attract any further additional rate(s) of interest.

17.4 Broken Periods If any Bank or the Facility Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance otherwise than on the last day of an Interest Period relating to that Advance, the Borrowers shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds the amount of interest which in the opinion of the Facility Agent would have been payable to the Facility Agent on the last day of that Interest Period in respect of a deposit in the applicable currency equal to the amount so received or recovered placed by it with a prime bank in London or Budapest, as applicable, for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of that Interest Period.

17.5     Borrowers' Indemnity  Each Borrower undertakes to indemnify:

         (a) each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may reasonably and properly sustain or reasonably and properly incur as a consequence of the occurrence of any Event of Default or any default by any Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement up to an aggregate amount equivalent to twelve million five hundred thousand dollars (U.S.$. 12,500,000); and

         (b) each Bank against any loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Borrower under a Notice of Drawdown but not made by reason of the operation of any one or more of the provisions of this Agreement.

17.6 Unpaid Sums as Advances Any unpaid sum shall for the purposes of this Clause 17 (Default Interest and Indemnity) and, Clause 11.1 (Increased Costs) be treated as an advance and accordingly in this Clause 17 (Default Interest and Indemnity) and Clause 11.1 (Increased Costs) the term "Advance" includes any unpaid sum and the term "Interest Period", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 17.1 (Default Interest Periods).

                                PART 8 - PAYMENTS

18.      Currency of Account and Payment

18.1 Currency of Account The HUF is the currency of account and payment for each and every sum at any time due from the Borrower under this Agreement Provided that:

         (a) each repayment of an Advance or a part thereof shall be made in the currency in which the same were incurred;

         (b) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is incurred;

         (c) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

         (d)      each payment  pursuant to Clause 9.2 (Tax Indemnity) or Clause
                  11.1 (Increased Costs) shall be made in the currency specified by the party claiming under such clause(s); and

         (e) other than as provided for above, any amount expressed to be payable in a currency other than HUF shall be paid in that other currency.

18.2 Currency Indemnity If any sum due from a Borrower under this Agreement or any order or judgement given or made in relation to this Agreement has to be converted from the currency (the "first currency") in which the same is payable under this Agreement or under such order or judgement into another currency (the "second currency") for the purpose of: (a) making or filing a claim or proof against a Borrower; (b) obtaining an order or judgement in any court or other tribunal; or (c) enforcing any order or judgement given or made in relation to this Agreement, each Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between: (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

19.      Payments

19.1 Payments to the Facility Agent On each date on which this Agreement requires:

         (a)       an amount denominated in the Optional Currency to be paid by:

                  (i) any of the Banks under this Agreement, such Bank shall make the same available to the Facility Agent, by payment in the Optional Currency and in same day funds to such account or bank as the Facility Agent may have specified for this purpose; or

                  (ii) a Borrower, where such amount is denominated in the Optional Currency, such Borrower shall: (i) three (3) business days prior to such date hold in, or transfer to, the relevant account, the HUF equivalent of the amount to be so paid, together with any bank charges payable to the Facility Agent who shall convert such HUF into the optional currency (at the best rate (or rates) of exchange which the Facility Agent is offering to customers for such amounts at such time) and hold such Optional Currency amount in the relevant account of the Borrower before promptly forwarding such funds on to the Facility Agent's bank account, with in the case of Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, the Facility Agent's account number 11991102-02177508-00070003, in the case of RABA-COM
                           Tavkozlesi Koncesszios Reszvenytarsasag, the Facility Agent's account number 11991102-02177498-00070003, in the case of Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, the Facility Agent's account number 11991102-02177481-00070003, in the case of KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, the Facility Agent's account number 11991102-02177522-00070003 (or such other account or bank as the Facility Agent may have specified for this purpose); or (ii) where permitted under the Foreign Exchange Act, pay the required amount of the Optional Currency into the above bank account for value on such date,

                  Provided that each Borrower expressly acknowledges and accepts that notwithstanding the respective roles, responsibilities and duties of the Facility Agent under this Agreement, each Borrower's obligations under this Agreement shall not be discharged until the relevant amount of the Optional Currency required to be paid under this Agreement at such time is actually received in the Facility Agent's bank account, as detailed above, (or such other account or bank as the Facility Agent may have specified for this purpose) and otherwise than by reason of its own material negligence or wilful misconduct, the Facility Agent will not be liable to the Borrower for any problems with such currency conversions and/or transfers; or

          (b)     an amount denominated in HUF to be paid by:

                  (i) any of the Banks under this Agreement, such Bank shall make the same available to the Facility Agent by payment in HUF and in same day funds (or in such other funds as may for the time being be customary in Budapest for the settlement in Budapest of banking transactions in HUF) to the Facility Agent's account number as the Facility Agent may have specified for this purpose); or

                  (ii) a Borrower, under this Agreement, such Borrower shall make the same available to the Facility Agent by payment in HUF and in same day funds (or in such other funds as may for the time being be customary in Budapest for the settlement in Budapest of banking transactions in HUF) to in the case of Hungarotel Tavkozlesi Koncesszios Reszvenytarsasag, the Facility Agent's account number 11991102-02177508-00070010, in the case of RABA-COM
                           Tavkozlesi Koncesszios Reszvenytarsasag, the Facility Agent's account number 11991102-02177498-00070010, in the case of Papa es Tersege Tavkozlesi Koncesszios Reszvenytarsasag, the Facility Agent's account number 11991102-02177481-00070010, in the case of KNC Kelet-Nograd COM Tavkozlesi Koncesszios Reszvenytarsasag, the Facility Agent's account number 11991102-02177522-00070010 (or such other account or bank as the Facility Agent may have specified for this purpose).

19.2 Alternative Payment Arrangements If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for the Borrowers to make any payments under this Agreement in the manner specified in Clause 19.1 (Payments to the Facility Agent), then the Borrowers may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank under this Agreement Provided that, in the absence of any such agreement with any Bank, the Borrowers shall be obliged to make all payments due to such Bank in the manner specified in this Agreement. Upon reaching such agreement the Borrowers and such Bank shall immediately notify the Facility Agent of such agreement and shall thereafter promptly notify the Facility Agent of all payments made direct to such Bank.

19.3 Payments by the Facility Agent Save as otherwise provided in this Agreement, each payment received by the Facility Agent for the account of another person pursuant to Clause 19.1 (Payments to the Facility Agent) shall be made available by the Facility Agent to such other person (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank as such person shall have previously notified to the Facility Agent.

19.4 No Set-off All payments required to be made by any Borrower under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

19.5 Clawback Where a sum is to be paid under this Agreement to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum.

20.      Set-Off

20.1 Contractual Set-off At any time after the occurrence of an Event of Default and without prejudice to the other rights or the Banks under applicable law or the terms and conditions governing any account which would permit the exercise of any such rights at any other time, each Borrower authorises each Bank to apply any credit balance to which such Borrower is entitled on any account of such Borrower with that Bank in satisfaction of any sum due and payable from any Borrower to such Bank under this Agreement but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

20.2 Set-off not Mandatory No Bank shall be obliged to exercise any right given to it by Clause 20.1 (Contractual Set-off).

21.      Sharing

21.1 Redistribution of Payments Subject to Clause 21.3 (Recoveries Through Legal Proceedings), if at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement by any Borrower for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being in this Agreement called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

         (a) such Recovering Bank shall inform the Facility Agent of such receipt or recovery and pay to the Facility Agent an amount equal to such excess amount;

         (b) there shall thereupon fall due from each Borrower to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (a) above, the amount so due being, for the purposes of this Agreement, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

         (c) the Facility Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (a) above as if such amount had been received by it from a Borrower in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto.

21.2 Repayable Recoveries If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by any Borrower becomes repayable and is repaid by such Recovering Bank, then:

         (a) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 21.1 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such relevant sum together with such amount (if any) as is necessary to reimburse the Recovering Bank the appropriate proportion of any interest it shall have been obliged to pay when repaying such relevant sum to such Borrower as aforesaid; and

         (b) there shall thereupon fall due from the Borrowers to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (a) above, the amount so due being, for the purposes of this Agreement, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

21.3 Recoveries Through Legal Proceedings If any Bank shall commence any action or proceeding in any court to enforce its rights under this Agreement after consultation with the other Banks and, as a result of such action or proceedings or in connection with such action or proceedings, shall receive any excess amount (as defined in Clause 21.1 (Redistribution of Payments)), then such Bank shall not be required to share any portion of such excess amount with any Bank which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

                        PART 9 - FEES, COSTS AND EXPENSES

22.      Arrangement Fees

         Each Borrower shall pay to the Arranger the upfront fee specified in the Fee Letter.

23.      Costs and Expenses

23.1 Transaction Expenses The Borrowers shall, on the basis of joint and several liability, from time to time on demand of the Facility Agent, reimburse the Facility Agent for all legal costs, legal fees and legal expenses together with any VAT, if any, thereon, reasonably and properly incurred by it in connection with the negotiation, documentation and preparation, signing of the Finance Documents on the basis set out in the Fee Letter.

23.2 Preservation and Enforcement of Rights The Borrowers shall, on the basis of joint and several liability, from time to time on demand of a Finance Party, reimburse such Finance Party for all costs and expenses (including, inter alia, legal fees and the fees of any financial adviser retained to advise the Banks, if any) together with any VAT thereon properly incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under any of the Finance Documents up to an aggregate amount equivalent to twelve million five hundred thousand dollars (U.S.$. 12,500,000).

23.3 Stamp Taxes The Borrowers shall, on the basis of joint and several liability, pay all stamp, registration and other taxes to which the Finance Documents or any judgement given in connection with the Finance Documents is or at any time may be subject and shall, from time to time on demand of a Finance Party, indemnify such Finance Party against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

23.4 Facility Agent's and Security Agent's Costs Each Borrower shall, on the basis of joint and several liability, from time to time on demand of the Facility Agent and/or the Security Agent (and without prejudice to the provisions of Clause 23.2 (Preservation and Enforcement of Rights) and Clause 29.2 (Amendment Costs) compensate the Facility Agent and/or the Security Agent, as applicable, at such daily and/or hourly rates as the Facility Agent and/or the Security Agent, as applicable, shall in the context of market rates in Hungary from time to time reasonably determine for the time and expenditure, all costs and expenses (including telephone, fax, copying, travel and personnel costs) incurred by the Facility Agent and/or the Security Agent, as applicable, in connection with its taking such action as it may deem appropriate or in complying with any instructions from an Instructing Group or any request by a Borrower in connection with:

         (a) the granting or proposed granting of any waiver or consent requested under this Agreement by a Borrower;

         (b) (i) in the case of an instruction from an Instructing Group any breach by a Borrower of its obligations under this Agreement; and (ii) in the case of any request from a Borrower, any actual, potential or suspected breach by the Borrower of its obligations under this Agreement;

         (c) the occurrence of any event which is an Event of Default or a Potential Event of Default; or

         (d) any amendment or proposed amendment to this Agreement requested by Borrower.

23.5 Banks' Liabilities for Costs If the Borrowers fail to perform any of their respective obligations under this Clause 23 (Costs and Expenses), each Bank shall, in the proportion borne by its share of the Loan (or, if no Advance has been made, its Available Commitment) to the amount of the Loan (or, if no Advance have been made, the Available Facility) for the time being (or, if the Loan has been repaid in full, immediately prior to the final repayment thereof), indemnify each of the Arranger, the Facility Agent and the Security Agent against any loss incurred by any of them as a result of such failure and each Borrower shall, on the basis of joint and several liability, forthwith reimburse each Bank for any payment made by it pursuant to this Clause 23.5.

                           PART 10 - AGENCY PROVISIONS

24.      The Facility Agent, the Security Agent, the Arranger and the Banks

24.1 Appointment of the Facility Agent and the Security Agent The Arranger and each Bank hereby appoints:

         (a) the Facility Agent to act as its agent in connection with this Agreement and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent by the terms of this Agreement together with all such rights, powers, authorities and discretions as are reasonably incidental thereto as well as acting to ensure that, so far as reasonably possible, all communications between the Borrowers and the Banks are made through the Facility Agent (so that all communications from the Borrowers to the Arranger, the Security Agent or to any Bank (being a member of an Instructing Group or otherwise) will only be made through the Facility Agent and all communications from the Arranger, the Security Agent, an Instructing Group or any Bank (being a member of an Instructing Group or otherwise) to the Borrowers will also only be made through the Facility Agent) Provided that an Instructing Group may in exceptional circumstances be entitled to communicate directly with the Borrowers; and

         (b)      the Security Agent to:

                  (i) act in connection with certain encumbrances created by and constituted in the Security Agreements, given by the Obligors in respect of this Agreement and authorises the Security Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Security Agent by the terms of this Agreement and those contained in such documents together with all such rights, powers, authorities and discretions as are reasonably incidental thereto; and

                  (ii) upon the enforcement of any of the rights constituted in such Security Agreements, act in respect of the holding of the Optional Currency and HUF of the
                          Borrowers, the conversion of such HUF into the Optional Currency or the Optional Currency into HUF and upon the conversion of HUF into the Optional
                          Currency the subsequent transfer of such Optional Currency to the bank account specified by the Facility Agent.

24.2 Facility Agent's and the Security Agent's Discretions Each of the Facility Agent and the Security Agent may:

         (a) assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party to this Agreement, that: (i) any representation made by a Borrower in connection with this Agreement is true; (ii) no Event of Default or Potential Event of Default has occurred; (iii) no Borrower is in breach of or default under its obligations under this Agreement; and (iv) any right, power, authority or discretion vested in this Agreement upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

         (b) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

         (c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

         (d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of a Borrower upon a certificate signed by or on behalf of such Borrower;

         (e) rely upon any communication or document believed by it to be genuine;

         (f) refrain from exercising any right, power or discretion vested in it as agent under this Agreement unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

         (g) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

24.3 Facility Agent's and the Security Agent's Obligations Each of the Facility Agent and the Security Agent shall:

         (a) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Facility Agent or Security Agent (as appropriate) from a Borrower under this Agreement;

         (b) promptly notify each Bank of the occurrence of any Event of Default or any default by a Borrower in the due performance of or compliance with its obligations under this Agreement of which the Facility Agent or Security Agent (as appropriate) has notice from any other party to this Agreement;

         (c) save as otherwise provided in this Agreement, act as agent under this Agreement in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arranger and the Banks;

         (d) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under this Agreement; and

         (e) in respect of any amount of the Loan repaid or prepaid, or arising as a result of the enforcement of any rights or benefits arising under this Agreement or under the Security Agreements, and subject to the terms therein, distribute such amount(s) between the Banks in accordance with each Bank's participation in the Loan at such time.

24.4 Excluded Obligations Notwithstanding anything to the contrary expressed or implied in this Agreement, none of the Arranger, the Facility Agent or the Security Agent shall:

         (a) be bound to enquire as to: (i) whether or not any representation made by any Borrower in connection with this Agreement is true; (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default; (iii) the performance by any Borrower of its obligations under this Agreement; or (iv) any breach of or default by the Borrower of or under its obligations under this Agreement;

         (b) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

         (c) be bound to disclose to any other person any information relating to a Borrower if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

         (d) be under any obligations other than those for which express provision is made in this Agreement.

24.5 Indemnification Each Bank shall, from time to time on demand by the Facility Agent and/or the Security Agent indemnify the Facility Agent and/or the Security Agent in the proportion its share the Loan (or, if no Advance has been made, its Available Commitment) bears to the amount of the Loan (or, if no Advance has been made, the Available Facility) at the time of such demand (or, if the Loan has then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Facility Agent and/or the Security Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent under this Agreement.

24.6 Exclusion of Liabilities None of the Arranger, the Facility Agent or the Security Agent nor any of them accepts any responsibility for the accuracy and/or completeness of any information supplied by the Borrowers in connection with this Agreement or for the legality, validity, effectiveness, adequacy or enforceability of any of the Finance Documents and none of the Arranger, the Facility Agent or the Security Agent nor any of them shall be under any liability to the Banks as a result of taking or omitting to take any action in relation to this Agreement, save in the case of gross negligence or wilful misconduct.

24.7 No Actions Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Arranger, the Facility Agent or the Security Agent any claim it might have against any of them in respect of the matters referred to in Clause 24.6 (Exclusion of Liabilities).

24.8 Business with the Borrower The Arranger, the Facility Agent and the Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Borrower or with any of its affiliates.

24.9 Resignation of the Facility Agent The Facility Agent may resign its appointment under this Agreement at any time without assigning any reason therefor by giving not less than thirty (30) days' prior written notice to that effect to each of the other parties to this Agreement Provided that no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Clause 24 (The Facility Agent, the Security Agent, the Arranger and the Banks).

24.10 Successor Facility Agent If the Facility Agent gives notice of its resignation pursuant to Clause 24.9 (Resignation of the Facility Agent), then subject to the prior written consent of Borrowers (such consent not to be unreasonably withheld or delayed), any reputable and experienced bank or other financial institution may be appointed as a successor to the Facility Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Facility Agent may appoint such a successor itself.

24.11 Rights and Obligations of the Facility Agent If a successor to the Facility Agent is appointed under the provisions of Clause 24.10 (Successor Facility Agent), then: (a) the retiring Facility Agent shall be discharged from any further obligation under this Agreement but shall remain entitled to the benefit of the provisions of this Clause 24 (The Facility Agent, the Security Agent, the Arranger and the Banks), and (b) its successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement.

24.12 Resignation of the Security Agent The Security Agent may resign its appointment under this Agreement at any time without assigning any reason therefor by giving not less than thirty (30) days' prior written notice to that effect to each of the other parties to this Agreement Provided that no such resignation shall be effective until a successor for the Security Agent is appointed in accordance with the succeeding provisions of this Clause 24 (The Facility Agent, the Security Agent, the Arranger and the Banks).

24.13 Successor Security Agent If the Security Agent gives notice of its resignation pursuant to Clause 24.12 (Resignation of the Security Agent), then subject to the prior written consent of Borrowers (such consent not to be unreasonably withheld or delayed), any reputable and experienced bank or other financial institution may be appointed as a successor to the Security Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Security Agent may appoint such a successor itself.

24.14 Rights and Obligations of the Security Agent If a successor to the Security Agent is appointed under the provisions of Clause 24.13 (Successor Security Agent), then: (a) the retiring Security Agent shall be discharged from any further obligation under this Agreement but shall remain entitled to the benefit of the provisions of this Clause 24 (The Facility Agent, the Security Agent, the Arranger and the Banks), and (b) its successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement.

24.15 Own Responsibility It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each of the Borrowers and, accordingly, each Bank represents and warrants to each of the Arranger, the Facility Agent and the Security Agent that it has not relied on and will not hereafter rely on the Arranger, the Facility Agent or the Security Agent nor any of them:

         (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrowers in connection with this Agreement or the transactions contemplated by this Agreement (whether or not such information has been or is hereafter circulated to such Bank by the Arranger, the Facility Agent, the Security Agent or any of them); or

         (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers.

24.16 Agency Division Separate In acting as agent under this Agreement for the Banks, the Facility Agent and the Security Agent shall be regarded as acting through their respective agency divisions which shall be treated as separate entities from any other of their divisions or departments and, notwithstanding the foregoing provisions of this Clause 24 (The Facility Agent, the Security Agent, the Arranger and the Banks), any information received by some other division or department of the Facility Agent or the Security Agent may be treated as confidential and shall not be regarded as having been given to the Facility Agent's or the Security Agent's agency division.

24.17 Confidential Information Notwithstanding anything to the contrary expressed or implied in this Agreement and without prejudice to the provisions of Clause 24.16 (Agency Division Separate), the Facility Agent and the Security Agent shall not as between each of themselves and the Banks be bound to disclose to any Bank or other person any information which is supplied by a Borrower to the Facility Agent or the Security Agent in its capacity as agent under this Agreement for the Banks and which is identified by such Borrower at the time it is so supplied as being confidential information Provided that the consent of any Borrower to such disclosure shall not be required in relation to any information which in the opinion of the Facility Agent or the Security Agent relates to an Event of Default or Potential Event of Default or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to the Facility Agent, the Security Agent and the Borrowers.

24.18 Borrower's Reliance Nothing contained in this Agreement shall be interpreted to impose, nor shall the Borrowers have, any obligation to inquire into the authority of the Facility Agent or the Security Agent in its performance of their respective duties under this Agreement or any other Finance Documents to which they are a party and the Borrowers shall be entitled to rely upon any notice, certificate, permission, consent or other document received by such Borrower from the Facility Agent or the Security Agent for any purpose under this Agreement.

24.19 Security Agreements Each Borrower and each Finance Party acknowledges and unconditionally and irrevocably agrees that the Security Agent shall be entitled to hold the encumbrances created by and constituted in the Security Agreements for the benefit of each Finance Party and that the Security Agent shall be freely entitled to consider the allocation and to then allocate the proceeds arising from the enforcement of such encumbrances or from any sale or other disposal of the applicable assets, as provided for in the Finance Documents, towards discharging any Borrower's obligations arising under this Agreement and/or any other Finance Document as the Security Agent in its sole discretion may see fit.

                       PART 11 - ASSIGNMENTS AND TRANSFERS

25.      Assignments and Transfers

25.1 Binding Agreement This Agreement shall be binding upon and enure to the benefit of each party to this Agreement and its or any subsequent successors, Transferees and assigns.

25.2 No Assignments and Transfers by the Borrowers No Borrower shall be entitled to assign or transfer all or any of its rights, benefits and obligations under this Agreement.

25.3 Assignments and Transfers by Banks Any Bank may, at any time, (i) assign all or any of its rights and benefits under this Agreement to an affiliate or to another office of such Bank which is at such time a Qualifying Bank; or (ii) subject to the prior written consent, with attached conditions, if any, of the Borrowers, such consent not to be unreasonably withheld or delayed, transfer in accordance with Clause
         25.5 (Transfers by Banks) to any other bank or financial institution which at such time does not have a material direct equity and/or other ownership interest in any person which is a direct competitor of the Group's business and operations in Hungary all or any of its rights, benefits and obligations under this Agreement.

25.4 Assignments by Banks If any Bank assigns all or any of its rights and benefits under this Agreement in accordance with Clause 25.3 (Assignments and Transfers by Banks), then, unless and until the assignee has agreed with the Facility Agent, the Security Agent, the Arranger and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party to this Agreement as a Bank (whereupon such assignee shall become a party to this Agreement as a "Bank"), the Facility Agent, the Security Agent, the Arranger and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

25.5 Transfers by Banks If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under this Agreement as contemplated in Clause 25.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Facility Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

         (a) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations under this Agreement, the Borrowers and such Bank shall be released from further obligations towards one another under this Agreement and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 25.5 as "discharged rights and obligations");

         (b) the Borrowers and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrowers and such Transferee have assumed and/or acquired the same in place of the Borrowers and such Bank;

         (c) the Facility Agent, the Security Agent, the Arranger, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

         (d) such Transferee shall become a party to this Agreement as a "Bank".

25.6 Transfer Fees On the date upon which a transfer takes effect pursuant to Clause 25.5 (Transfers by Banks) the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of U.S.$ 750.

25.7 Disclosure of Information Any Finance Party (or a person acting on its behalf) may disclose to any actual or potential assignee, transferee, replacement or successor of such Finance Party, or to any of such person's advisers, or with the prior written consent of the Borrowers (such consent not to be unreasonably withheld or delayed), to any person who may otherwise enter into contractual relations with such Finance Party in relation to this Agreement, such information about the Borrowers as such Finance Party shall consider appropriate Provided that each such actual or potential assignee, transferee, replacement or successor of such Finance Party or person or participant in this Agreement first provides such Finance Party and/or person with a confidentiality undertaking in favour of the Borrowers and such Finance Party, Security Agent and/or person, requiring such actual or potential assignee, transferee, replacement or successor of such Finance Party or person or participant in this Agreement, or other person to maintain the same level of confidentiality required from such Finance Party at such time Provided Further that any person shall be freely entitled to, at all times, and without being in breach of this Clause 25.7: (i) comply with any order of a court of competent jurisdiction (whether in pursuance of any procedure for discovering documents or otherwise);
         (ii) act in accordance with the requirements of any competent governmental, banking, or taxation authority; and (iii) freely disclose any information that is, at such time, already in the public domain, otherwise than by a breach by any person of the provisions of this Clause 25.7 and, in case of a disclosure under (i) to (iii) (inclusive) above, such person shall to the extent practicable at such time, give prior notice to the Borrowers and shall, in any event, notify the Borrowers of such disclosure (subject to compliance with any orders or express requirements to the contrary).

                             PART 12 - MISCELLANEOUS

26.      Calculations and Evidence of Debt

26.1 Basis of Accrual Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

26.2 Quotations If on any occasion a Reference Bank or Bank fails to supply the Facility Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent.

26.3 Evidence of Debt Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it under this Agreement.

26.4 Control Accounts The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded: (a) the amount of any Advance made or arising under this Agreement and each Bank's share therein; (b) the amount of all principal, interest and other sums due or to become due from each Borrower to any of the Banks under this Agreement and each Bank's share therein; and (c) the amount of any sum received or recovered by the Facility Agent under this Agreement and each Bank's share therein.

26.5 Prima Facie Evidence In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 26.3 (Evidence of Debt) and Clause 26.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of each of the Borrowers.

26.6 Certificates of Banks A certificate of a Bank as to: (a) the amount by which a sum payable to it under this Agreement is to be increased under Clause 9.1 (Tax Gross-up); or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 9.2 (Tax Indemnity) or Clause 11.1 (Increased Costs), shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrowers and such certificate shall be provided to the Borrower and shall set out in reasonable detail the basis of any such claim, details of the calculations (and workings) of such claim and if appropriate, supporting documentary evidence Provided that nothing in this Agreement shall require any Bank to disclose any confidential information whatsoever relating to the organisation of its affairs.

26.7 Claims A Bank intending to make a claim pursuant to this Agreement shall, otherwise than as already expressly provided for in this Agreement, notify and provide a certificate to the Facility Agent setting out in reasonable detail the event by reason of which it is entitled to do so, the basis of its claim, details of the calculations (and workings) of such claim and, if appropriate, supporting documentary evidence, whereupon the Facility Agent shall notify the Borrowers thereof and provide a copy of such certificate Provided that nothing in this Agreement shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

27.      Remedies and Waivers, Partial Invalidity

27.1 Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of the Facility Agent, the Security Agent, the Arranger and the Banks or any of them, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies in this Agreement provided are cumulative and not exclusive of any rights or remedies provided by law.

27.2 Partial Invalidity If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

28.      Notices

28.1 Communications in Writing Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

28.2 Delivery Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen (15) days' written notice to the Facility Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered in the case of any communication made:

         (a) by letter, when left at that address or (as the case may be) ten (10) days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

         (b) by facsimile, when dispatched Provided that: (a) a confirmation of uninterrupted transmission by a transmission report is received; and (b) there having been no telephonic communication by the recipient to the sender (any such telephonic communication to be confirmed in writing) that the facsimile has not been received in legible form within 3 hours after sending, if sent on a business day between the hours of 9:00 a.m. and 4:00 p.m. in the recipient's time zone or if sent other than between the hours of 9:00 a.m. and 4:00 p.m. in the recipient's time zone on a business day, by noon on the next following business day. For the purposes of this sub-clause, a business day is a day (other than a Saturday or Sunday) on which banks (generally) are open for business in the places where both the sender and the recipient of the facsimile are situated

         Provided that any communication or document to be made or delivered to the Facility Agent or to the Security Agent shall be effective only when received by the Facility Agent or the Security Agent (as appropriate) and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's or Security Agent's signature below (or such other department or officer as the Facility Agent or the Security Agent shall from time to time specify for this purpose) Provided Further that in respect of any communication or document to be made or delivered under this Agreement to any Obligor by any Finance Party, such Finance Party will take all reasonable and practicable efforts to procure and ensure that such communication or document is delivered as indicated with such Obligor's signature below.

28.3 Hungarian Language Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the Hungarian language Provided that any Finance Party receiving such communication or document shall be entitled to require the prompt translation of such communication or document into English, failing which such Finance Party shall be entitled to procure such translation into English at the Borrowers' cost and expense.

29.      Amendments

29.1 Amendment Procedures The Facility Agent (together with the Security Agent), if it (they) has (have) the prior written consent of an Instructing Group, and each of the Borrowers may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Banks, the Arranger and each of the Borrowers Provided that:

         (a) no such waiver or amendment shall subject any party to this Agreement to any new or additional obligations without the consent of such party;

         (b) without the prior written consent of all the Banks, no such amendment or waiver shall:

                  (i) amend or waive any provision of Clause 21 (Sharing) or this Clause 29 (Amendments);

                  (ii) reduce the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from a Borrower under this Agreement to which any Bank is entitled;

                  (iii) change the principal amount of or currency of any Advance, or defer the Final Maturity Date;

                  (iv) change the Margin, change the amount or currency or defer the date for any payment of interest, fees or any other amount payable under this Agreement to all or any of the Finance Parties;

                  (v)      defer the Termination Date;

                  (vi)     amend the definition of Instructing Group; or

                  (vii) amend any provision which contemplates the need for the consent or approval of all the Banks; or

                  (viii) in respect of the Security Agreements, when taken with any other relevant amendments and/or waivers, have an overall material adverse effect on the position of the Banks; and

         (c) notwithstanding any other provisions of this Agreement, the Facility Agent (and/or the Security Agent) shall not be obliged to agree to any such amendment or waiver if the same would:

                  (i)      amend   or  waive  any  provision  of this  Clause 29
                           (Amendments), Clause 23 (Costs and Expenses) or Part 10 (Agency Provisions); or

                  (ii) otherwise amend or waive any of the Facility Agent's or the Security Agent's rights under this Agreement or subject the Facility Agent, the Security Agent or the Arranger to any additional obligations under this Agreement.

29.2 Amendment Costs If any Borrower requests any amendment or waiver in accordance with Clause 29.1 (Amendment Procedures) then the Borrowers shall, on the basis of joint and several liability on demand of the Facility Agent, reimburse each Finance Party for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by such Finance Party in responding to or complying with such request.

                     PART 13 - LAW, ARBITRATION AND LANGUAGE

30.      Law

         This Agreement shall be governed by, and shall be construed in accordance with, Hungarian law.

31.      Arbitration

31.1 Arbitration If any dispute, as between any Borrower and one or more of the Arranger, the Facility Agent, the Security Agent, or any Bank(s), arises in respect of this Agreement, including, but not limited to, any question as to its existence, validity or termination, such dispute shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law ("UNCITRAL") which are applicable at the time of reference to such arbitration and which are deemed to be incorporated by reference into this Clause 31.1. Any arbitration proceedings commenced pursuant to this Clause 31.1 shall be conducted by a tribunal comprising three (3) arbitrators, the first arbitrator selected by the relevant Borrower(s), the second arbitrator selected by the relevant Arranger, Facility Agent, the Security Agent, or Bank(s) and the third arbitrator selected by agreement by the first and second arbitrator, or failing such agreement such third arbitrator shall be appointed by the Court of Arbitration attached to the Hungarian Chamber of Commerce and Industry. The place and seat of any arbitration proceedings commenced pursuant to this Clause 31.1 shall be Budapest, Hungary. The language in which such arbitration shall be conducted shall be Hungarian. Any judgement or determination rendered shall be final and binding on the parties thereto and may be entered in any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require. No failure or delay in exercising any rights of any of the Arranger, the Facility Agent, the Security Agent or the Bank(s) under this Agreement shall operate as a waiver, or preclude the further exercise of such rights.

31.2 Service of Process for Arbitration Proceedings Each Borrower agrees that the process by which any arbitration proceedings are begun may be served on it by being delivered to the address identified with its signature below or other its registered office for the time being. If the appointment of the person(s) mentioned in this Clause 31.2 ceases to be effective the relevant Borrower(s) shall immediately appoint a further person in Hungary to act on its behalf in Hungary as agent for the commencement of arbitration proceedings and, failing such appointment within fifteen (15) days, the Facility Agent shall be entitled to appoint such a person by notice to the Borrower. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

31.3 Consent to Enforcement Each Borrower hereby consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such proceedings.

32.      Language

         This Agreement shall be executed in the English language. This Agreement may be translated into the Hungarian language. In the event that any dispute or question of interpretation arises, the English language version shall prevail.


AS WITNESS the hands of the duly authorised representatives of the parties to this Agreement the day and year first before written.